                           STOCK PURCHASE AGREEMENT
                           ------------------------

     STOCK PURCHASE AGREEMENT ("Agreement"), dated as of this 30th day of May, 1996, by and among Bush Industries, Inc., a Delaware corporation with its principal place of business at One Mason Drive, Jamestown, New York 14702 (the "Company" or "Bush"); The Color Works, Inc., a North Carolina corporation with its principal place of business at 3010 Executive Drive, Greensboro, North Carolina 27401 ("ColorWorks"); those shareholders of ColorWorks listed on Exhibit A (the "Selling Shareholders"), annexed hereto and incorporated herein by reference (the Selling Shareholders are also collectively hereinafter referred to as the "Sellers"); James H. Peeples, residing at 915 Forest Hill, Greensboro, North Carolina ("Jim Peeples"); Anne G. Peeples, residing at 230 Hill Road, Southern Pines, North Carolina ("Anne Peeples"); and the Peeples Family Trust, with its principal offices at 915 Forest Hill, Greensboro, North Carolina (the "Peeples Family Trust") (Jim Peeples, Anne Peeples and the Peeples Family Trust are collectively hereinafter referred to as "Peeples").

                         W  I  T  N  E  S  S  E  T  H:
                         -  -  -  -  -  -  -  -  -  -

     WHEREAS, ColorWorks, through its wholly-owned subsidiary, HydroGrafix, Inc., is a licensee, pursuant to a master license agreement with Cubic Engineering Co. Ltd. ("Cubic"), of that certain cubic technology and know-how (the "Hydrographics Technology"), with respect to three dimensional dipping and color decorating of various substrate materials; and

     WHEREAS, the Sellers own an aggregate 421,424 shares of the capital stock (the "Shares") of ColorWorks, which Shares represent approximately 60.935% of the issued and outstanding Shares of ColorWorks;

     WHEREAS, Peeples owns an aggregate 270,171 shares of capital stock of ColorWorks (the "Peeples Shares"), which shares represent approximately 39.065% of the issued and outstanding shares of capital stock of ColorWorks;

     WHEREAS, the Sellers are desirous of selling all of their Shares to Bush, and Bush is desirous of acquiring all of said Shares, in accordance with the terms and conditions contained hereinafter; and

     WHEREAS, Peeples is desirous of selling an aggregate 42,671 Peeples Shares to Bush, and Bush is desirous of acquiring all of said 42,671 Peeples Shares, in accordance with the terms and conditions contained hereinafter.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto, and in consideration of the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     I.   Sale and Purchase of the Shares.
          -------------------------------

          A.   Sale of Shares.  As of the Closing Date, as hereinafter defined,
               --------------
the Selling Shareholders hereby agree to sell to Bush all of the Shares beneficially owned by the Selling Shareholders, consisting of an aggregate 421,424 shares of capital stock of ColorWorks (which Shares are inclusive of shares of Common Stock and Preferred Stock of all classes), and which Shares constitute approximately 60.935% of the outstanding Shares of capital stock of ColorWorks, and Peeples hereby agrees to sell to Bush an aggregate 42,671 Peeples Shares beneficially owned by Peeples (and which Peeples Shares constitute approximately 6.17% of the outstanding shares of capital stock of ColorWorks), all for the aggregate consideration described hereinafter (the "Purchase Price"). Unless the context otherwise requires, the term "Shares" shall mean all of the Shares being sold hereunder by the Selling Shareholders and the aggregate 42,671 Peeples Shares being sold hereunder by Peeples.

          B.   Purchase Price.  The Purchase Price to be paid by Bush to the
               --------------
Selling Shareholders and Peeples for the Shares, described above, shall be in the aggregate $5,408,295 (or approximately $11.65 per Share). Of such Purchase Price, $4,581,603 (approximately 84.7% of the Purchase Price) will be satisfied by Bush by the tendering of shares of Class A Common Stock of Bush (the "Bush Shares"), as more fully described below, and the remainder of such Purchase Price ($826,692) will be paid in cash as of the Closing Date. Of said cash Purchase Price, an aggregate $275,564 shall be distributed to the Selling Shareholders and Peeples at Closing in accordance with the schedule set forth on Exhibit F, attached hereto and incorporated herein by reference. The remaining portion of the cash Purchase Price (or an aggregate $551,128) will be held in escrow as provided below, pursuant to the Cash Escrow Agreement, attached hereto as Exhibit H, and incorporated herein by reference, to fund, in part, environmental clean-up, remediation and response costs. Of said cash portion of the Purchase Price, an aggregate $369,806.89 (or 67.1% of the cash portion of the Purchase Price to be held in escrow) shall be placed in escrow from the Selling Shareholders, and an aggregate $181,321.11 of said cash portion of the Purchase Price (or 32.9% of the cash portion of the Purchase Price to be held in escrow) shall be placed in escrow from Peeples. The Purchase Price to be paid to the Selling Shareholders shall be paid to the Selling Shareholders, on a pro-rata basis, based on their ownership of Shares in ColorWorks, as set forth on Exhibit A. The Purchase Price to be paid to Peeples shall be paid to Jim Peeples, Anne Peeples and the Peeples Family Trust, on a pro-rata basis based on that portion of the aggregate 42,671 Shares being sold by Peeples to Bush hereunder as of the Closing Date and owned respectively by Jim Peeples, Anne Peeples and the Peeples Family Trust, as set forth in Exhibit A, provided, however, that notwithstanding anything contained herein to the contrary, the cash portion of the Purchase Price to be paid to Peeples in the aggregate shall not be less than $181,321.11, the amount of cash to be placed in escrow hereunder by Peeples. As of the Closing Date, Bush will cause to be issued in the name of the Selling Shareholders and Peeples on a pro rata basis, as described above, such number of Bush Shares which in the aggregate have a value, as determined below, equal to $4,581,603. No fractional Bush Shares shall be issued to any Selling Shareholder hereunder, including Peeples, and accordingly, in the event any fractional Bush Shares are to be issued hereunder, in lieu thereof, Bush shall pay the cash equivalent based upon the per Bush Share valuation, as set forth herein. For purposes hereof, the value of the Bush Shares to be issued as of the Closing Date shall be determined based solely upon the closing price of the Bush Shares as of the trading date immediately preceding the Closing Date, as quoted on the New York Stock Exchange.

          C.   Closing.  The closing (the "Closing") of the transactions
               -------
contemplated by this Agreement shall take place as of May 30, 1996 (the "Closing Date"), at 10:00 a.m., at the offices of Tuggle Duggins & Meschan, P.A., 228 West Market Street, Greensboro, North Carolina 27401, or such other date and/or place as Bush and the Sellers may mutually determine.

          D.   Deliveries at the Closing.  At the Closing, (i) the Sellers and
               -------------------------
Peeples will deliver to Bush the various certificates, instruments, and documents referred to in Section VIII below; (ii) Bush will deliver to the Sellers and Peeples the various certificates, instruments, and documents referred to in Section VII below; (iii) the Sellers and Peeples will deliver to Bush stock certificates representing the Shares, endorsed in blank and accompanied by duly executed assignment documents with signatures medallion guaranteed or notarized; (iv) Bush shall deliver the Purchase Price, a portion of which is to be held in escrow pursuant to the terms of this Agreement, as described herein; and (v) ColorWorks shall deliver to the parties hereto an insurance binder evidencing a five-year insurance policy providing coverage for environmental costs, remediation, response, and clean-up, and such binder evidencing such policy shall be in force as of the Closing Date in an amount not less than $10,000,000 per occurrence, and shall be in form satisfactory to the parties hereto. Notwithstanding anything contained herein to the contrary, the parties hereto hereby acknowledge and agree that given the mechanism set forth herein for determining the amount of

Bush Shares to be issued at Closing, in lieu of delivering the certificates evidencing the Bush Shares at the Closing, Bush may instead execute and deliver the requisite authorization to its transfer agent to cause the expeditious delivery thereof post-closing. If no certificates evidencing the Bush Shares are delivered at the Closing as provided above, Bush shall provide to the Selling Shareholders and Peeples a signed statement certifying the per Bush Share valuation, the respective number of Bush Shares to be issued to each Selling Shareholder and Peeples, the cash equivalent in lieu of any fractional Bush Shares, and that Bush shall execute and deliver the requisite authorization to its transfer agent to effectuate the foregoing. In addition, the parties hereto hereby acknowledge and agree that the afore-described binder might not be available at Closing, and in such an event any documents evidencing this transaction executed in contemplation of Closing will be held in escrow pending such delivery in accordance with the terms of a letter agreement to be executed and delivered in such an event.

          E.   Recapitalization of ColorWorks.  Immediately after the Closing,
               ------------------------------
Peeples and Bush agree that the capitalization of ColorWorks will be recapitalized so that only one class of capital stock, designated as Common Stock, shall be outstanding, and that such recapitalization will not increase the number of outstanding shares of capital stock immediately after the Closing or increase the number of shares of capital stock beneficially owned by Peeples at or subsequent to Closing. Furthermore, all of the parties hereto hereby agree and acknowledge that notwithstanding the different classes of capital stock of ColorWorks currently outstanding, for purposes hereunder in determining the Purchase Price each share of capital stock shall be treated identically, and that no additional or special rights shall be afforded any class of capital stock relative to any other class of capital stock of ColorWorks.

          F.   Environmental Remediation and Response.
               --------------------------------------

               1. As part of the due diligence conducted in connection with the transaction contemplated hereunder, contamination at ColorWorks' real property known as 3010 Executive Drive, Greensboro, North Carolina has been discovered which requires environmental remediation, response, and clean-up to return the property to a lawful condition as required by federal, state and/or local environmental laws and regulations. At the present time it is not known whether the contamination was caused by ColorWorks or by a third party, but as among the parties to this Agreement, it is agreed that the Selling Shareholders and Peeples shall have the sole responsibility for conducting any remediation or other response required by law as a result of that contamination. It is agreed that pursuant to their indemnification obligations under Section IX, and subject to the applicable limitations set forth in Sections IX.A.4 and IX.E., provided, however, that the $25,000 basket thereunder shall not be applicable, the cost of any remediation, clean-up, or response to return the property to a lawful condition as required by applicable law as a result of any contamination which occurred at any facility of ColorWorks and/or its Subsidiaries prior to the Closing (and/or continuing after the Closing if the condition giving rise to such remediation or response existed prior to the Closing) shall be borne solely by the Selling Shareholders and Peeples except to the extent such costs are covered by the insurance referred to below and except those drilling and testing costs to be borne by Bush subsequent to the Closing Date at the Rutherfordton, North Carolina facility. All costs of drilling and testing at the Executive Drive locations which has occurred since February 1, 1996 and all further drilling, testing, cleanup, containment, removal, response, or restoration work at the Executive Drive locations which is required to bring the Executive Drive locations in compliance with applicable law shall be borne by the Selling Shareholders and Peeples in accordance with their obligations under Section IX, subject to the applicable limitations of that Section, provided, however, that the $25,000 basket thereunder shall not be applicable, and subject to the insurance provisions below. Bush, at its own expense subsequent to the Closing Date, shall conduct such drilling and testing and environmental review as it deems necessary (and shall use its best efforts to so conduct such drilling, testing and environmental review as soon as practicable) to establish whether there is contamination requiring remediation or a response at the Rutherfordton, North Carolina facility of ColorWorks. If there is any contamination which occurred prior to the Closing (and/or continued after the Closing if such condition giving rise to such remediation or response existed prior to the Closing), which requires remediation or a response in order to return the property to a lawful condition, any and all costs of such remediation or response shall be paid by the Selling Shareholders and Peeples pursuant to their indemnification obligations under Section IX, subject to the applicable limitations of that Section (provided, however, that the $25,000 basket thereunder shall not be applicable), and the insurance provisions below. The Selling Shareholders and Peeples shall also be responsible under Section IX (subject to its applicable limitations, provided, however, that the $25,000 basket thereunder shall not be applicable, and the insurance referred to below) for any claims, damages, losses, clean-up, remediation and/or response costs required and/or incurred or suffered by ColorWorks and/or the

     Subsidiaries prior to the Closing Date (and/or continuing after the Closing Date if the condition giving rise to such claims, damages, losses, required clean-up, remediation and/or response costs existed prior to the Closing
     Date) with respect to the transportation, storage, dumping or other disposition of hazardous or potentially hazardous chemicals, pollutants and/or substances, irrespective of whether such storage, dumping or disposition was on property owned by ColorWorks and/or its Subsidiaries. The Selling Shareholders and Peeples shall not have liability hereunder for costs, damages, liability, losses, clean-up or remediation with respect to the transportation, storage, disposal, dumping or other disposition of hazardous or potentially hazardous chemicals, pollutants and/or substances which occurs after the Closing, except with respect to such costs, damages, liability, losses, clean-up, or remediation with respect to the transportation, storage, disposal, dumping or other disposition of hazardous or potentially hazardous chemicals, pollutants and/or substances which occurs after the Closing as a result of any clean-up, remediation and/or response required hereunder to bring any property to a lawful condition.

               2. ColorWorks will procure at its sole expense as of the Closing a five-year insurance policy to cover the cost of any clean-up and environmental remediation or response in substantially the form as described on Exhibit G, attached hereto and incorporated herein by reference, and which policy shall provide for not more than a $500,000 deductible per occurrence and for coverage of at least $10,000,000 per occurrence. The Selling Shareholders and Peeples, jointly and severally, hereby agree to bear the premium costs of such policy (for a five-year term, $500,000 deductible and $10,000,000 per occurrence) in excess of $205,970. If Bush or ColorWorks chooses to obtain more extensive coverage, the additional cost for the expanded coverage shall be the sole expense of

     ColorWorks. The Selling Shareholders and Peeples, jointly and severally, do hereby represent and warrant that they are familiar with the aforesaid insurance coverage, including its exclusions and limitations, and that they have reviewed the insurance application and have had the opportunity to ask all relevant questions of the insurance broker and/or underwriter.

               3. The Selling Shareholders and Peeples shall be jointly and severally liable pursuant to the indemnification provisions of Section IX (and subject to its applicable limitations, and provided, however, that the $25,000 basket thereunder shall not be applicable) for all environmental costs, clean-up, remediation and response, claims, damages, liability and losses as described in this Section F, which is not covered by the insurance, including the amount of the deductible under the policy. Funds to pay for the deductible portion shall be provided first from the $551,128 portion of the purchase price which is being escrowed for a five year term pursuant to Section 1.B for environmental cleanup, and if such escrow is depleted, then from the escrow of Bush Shares (or any cash substitute therefor), and if such Bush Share escrow is depleted, then from the personal assets of the Selling Shareholders and Peeples.

               4. The parties hereto shall use their best efforts to timely and properly file all required notices with the insurer and shall use their best efforts to timely and properly file all claims permissible under the environmental insurance policy and shall deposit such insurance proceeds upon receipt to the environmental escrow for distribution in accordance with the terms of the escrow agreement to the extent such proceeds are paid with respect to any environmental claim for which the Selling Shareholders and/or Peeples are entitled to be reimbursed.

               5. The Selling Shareholders and Peeples shall provide prompt notice to Bush and to ColorWorks with respect to any environmental matter and shall consult with Bush and ColorWorks with respect to any such decision relating to any environmental matter hereunder, prior to the implementation of any action and prior to the finalization of any such decision. The parties hereto further agree that any decisions to be made with respect to any such remediation, clean-up, and/or response shall be made with the unanimous approval of the Selling Shareholders, Peeples and Bush. Notwithstanding anything contained herein to the contrary, for purposes hereunder the Selling Shareholders shall be deemed to have consented or agreed in the event such holders of a majority in interest of the ColorWorks shares of capital stock owned of record by the Selling Shareholders as of the date of this Agreement evidence their assent to any such action. In addition, and anything contained herein to the contrary notwithstanding, for purposes hereunder Peeples shall be deemed to have consented or agreed in the event the holders of a majority in interest of the ColorWorks shares of capital stock owned of record by Peeples, exclusive of the Shares being sold hereunder by Peeples, as of the date of this Agreement evidence their assent to any such action. In the event any party hereto does not give notice of its non-consent or disagreement to any action within fifteen (15) days, or such shorter period if any such consent is required to be obtained sooner to avoid any potential adverse consequences (provided such shorter period is specified in the following notice), after written notice to that party of any such action, then such party shall have been deemed to have consented or agreed to any such action. No such consent or agreement shall be required hereunder with respect to any actions taken or performed in the normal course of remediation, clean-up and/or response to be performed by the afore-said insurance carrier. In the event unanimity cannot be reached among the afore-described parties, then said parties agree to follow any recommended advice by the afore-said insurance carrier. In the event the insurance carrier is unable or unwilling to give said advice, and provided unanimity cannot be reached among the afore-described parties, then Bush, on one hand, and the Selling Shareholders and Peeples on the other hand, shall each engage an independent environmental consultant to render such advice. The mutual agreement of both independent environmental consultants shall control the advice to be followed. In the event both independent environmental consultants cannot agree on the advice to be followed, both consultants shall mutually agree on a third independent environmental consultant, and whose advice, which shall be rendered in accordance with the terms and conditions of this Agreement, the parties hereto shall follow. Bush, on one hand, and the Selling Shareholders and Peeples, on the other hand, shall each be responsible for the respective costs and expenses of engaging an independent environmental consultant, and if needed, the expenses and costs of the third independent consultant shall be borne equally by Bush, on one hand, and the Selling Shareholders and Peeples on the other. Any said expenses and costs relating to the engagement and/or retention of such environmental consultants shall not be disbursed nor paid from the escrows established under and pursuant to the terms of this Agreement. Peeples hereby acknowledges and agrees that to avoid any conflict of interest, all environmental decisions relating to the drilling, testing or review of environmental matters to the extent to be made by ColorWorks subsequent to the Closing Date shall be made by the Chairman of the Board of Directors of ColorWorks.

               6. The parties hereto agree to cooperate in effectuating any clean-up, remediation, or response, and to use their best efforts to obtain the cooperation of the afore-said insurance carrier. In addition, the parties hereto agree to use their best efforts to minimize the costs (without adversely affecting the level of any clean-up, remediation and/or response hereunder), and to minimize any interruption of the then day-to-day business operations being conducted at any such clean-up, remediation or response location.

               7. Denial of environmental insurance coverage by the insurer or unavailability of coverage for any occurrence and for whatever reason other than ColorWorks' failure to pay its portion of the premium shall not obviate the Selling Shareholders' and Peeples' obligations hereunder.

               8. Any environmental clean-up, remediation and/or response to be effectuated hereunder to return any contaminated site and/or location to a lawful condition shall be promptly undertaken by the Selling Shareholders and Peeples in accordance to the extent such is practicable with applicable federal, state and local laws and regulations. The Selling Shareholders, Peeples, Bush and ColorWorks shall cooperate in meeting any reporting requirements prescribed by applicable law and regulation with respect to the contamination, clean-up, remediation and response and in obtaining, if possible, written notice from the appropriate governmental authority that no further remediation or response is required at a specific site or location. If obtainable, the Selling Shareholders and/or Peeples shall further cooperate with and assist Bush and/or ColorWorks in obtaining confirmation from any applicable governmental authority that any such clean-up, remediation or response was effectuated in accordance with applicable law and regulations.

               9. Notwithstanding anything contained herein to the contrary, the obligations and responsibilities of the Selling Shareholders and/or Peeples hereunder shall in no fashion be obviated, diminished or otherwise reduced in the event any third party is responsible, in whole or in part, for any of the aforesaid pollution or contamination, including without limitation, any former owner of the real property owned by ColorWorks and/or its Subsidiaries.

               10. ColorWorks hereby agrees to assign its rights to the Selling Shareholders and Peeples to pursue claims against any former owners and tenants of the property to be cleaned up, remediated and/or responded to hereunder, to the extent such assignment does not violate or contravene the terms of the environmental insurance policy, described above, and to the extent of any costs and/or expenses incurred by the Selling Shareholders and Peeples with respect to any such clean-up, remediation and/or response.

     II.  Representations and Warranties by the Sellers and by Peeples.
          ------------------------------------------------------------
ColorWorks, Jim Peeples, Anne Peeples, the Peeples Family Trust, and the Selling Shareholders, jointly and severally (unless otherwise expressly stated), hereby represent and warrant, as of the date hereof and as at the time of the Closing, as follows, except as set forth in the Disclosure Schedule attached hereto as Exhibit B, and incorporated herein by reference:

          A.   Authorization of Transaction.  The Selling Shareholders and
               ----------------------------
Peeples have full power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder, and to consummate the transactions contemplated hereunder. This Agreement constitutes a valid and legal obligation of the Selling Shareholders and Peeples, enforceable in accordance with its terms and conditions.

          B.   Shares of the Sellers.  The  Selling Shareholders own
               ---------------------
approximately 60.935% of the issued and outstanding Shares of capital stock of ColorWorks, and Peeples owns the balance of the issued and outstanding capital stock of ColorWorks. The Selling Shareholders and Peeples, each respectively, represents that he or she owns the shares of capital stock of ColorWorks free and clear of any restrictions on transfer, claims, liens, encumbrances or charges, of any kind whatsoever, taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities, and demands (collectively, the "Liens"). In addition, the Selling Shareholders and Peeples, each hereby represent and warrant, respectively, that to the best of their knowledge, all of the other shareholders of ColorWorks own their respective shares of ColorWorks free and clear of any Liens. The Selling Shareholders and Peeples have full power and authority to sell the Shares to Bush in accordance with the terms and provisions of this Agreement and, upon delivery of the Shares to Bush at the Closing and payment therefor at Closing, as contemplated by this Agreement, Bush shall acquire good and marketable title to the Shares, free and clear of all Liens. ColorWorks, Peeples and/or the Selling Shareholders are not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any shares of capital stock of ColorWorks (other than this Agreement). ColorWorks, Peeples and/or the Selling Shareholders are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Shares. In addition, Peeples and the Selling Shareholders hereby acknowledge, represent, warrant and agree that as of the date hereof and as of the Closing Date, neither Peeples nor any of the Selling Shareholders are owed any cumulative dividend, accrued interest payment or other obligation in respect of their respective capital stock ownership in ColorWorks, and no dividend, accrued interest payment or other obligation in respect of the Shares so sold hereunder shall have accrued and/or become payable subsequent to the Closing. In addition, Peeples hereby represents, warrants, agrees, and acknowledges that no dividend, accrued interest payment or other obligation in respect of the Peeples' Shares not being sold hereunder shall have accrued, and/or become payable subsequent to the Closing.

          C.   Organization, Qualification, and Corporate Power.  ColorWorks
               ------------------------------------------------
and its Subsidiaries (the "Subsidiaries"), are corporations duly organized, validly existing and in good standing under, with respect to ColorWorks, the laws of the State of North Carolina, and with respect to the Subsidiaries, their respective states of incorporation. ColorWorks and the Subsidiaries are each respectively duly authorized to conduct business, are qualified and are in good standing under the laws of each jurisdiction in which the nature of their respective businesses require such qualification, and such representation with respect to the Selling Shareholders is hereby qualified to the best of their knowledge. ColorWorks and the Subsidiaries, respectively, have the full power and authority (corporate or otherwise) to carry on their respective businesses in which they are engaged. The Disclosure Schedule lists the directors and officers of ColorWorks and each Subsidiary as of the date hereof and as of the Closing Date. ColorWorks has delivered to Bush correct and complete copies of ColorWorks' and each Subsidiary's articles of incorporation, as amended, and bylaws, as amended. The minute books of ColorWorks and of the Subsidiaries containing all material records of meetings of the shareholders, the board of directors, committees of the board of directors of ColorWorks and the Subsidiaries, respectively, and the stock certificate books, and the stock record books of ColorWorks and the Subsidiaries, respectively, which materials have been delivered to Bush, are true, correct and complete as of the date hereof and as of the Closing Date, except for several sets of resolutions and minutes of the Shareholders and Board of Directors of ColorWorks which are not fully signed, and with respect to such unsigned resolutions and minutes the Selling Shareholders, Peeples, and the Board of Directors of ColorWorks have subsequently ratified all actions specified therein. ColorWorks and the Subsidiaries are not in default under or in violation of any provision of their respective articles of incorporation, as amended, or bylaws, as amended.

          D.   Selling Shareholders.  The Selling Shareholders, including
               --------------------
Peeples, are residents of the State of North Carolina, except for Joseph Sherrill, Jr., who is a resident of the State of Florida, and Carolyn S. Sloan and Tamara F. Sloan who are residents of the State of Georgia. The Selling Shareholders, including Peeples, hereby represent and warrant, that they each are acquiring the Bush Shares for investment purposes only and without the intent toward the further sale and/or distribution thereof. The Selling Shareholders, including Peeples, further represent and warrant that they each possess the sophistication, business acumen and ability to make an informed judgment, or have relied upon advisors who have the sophistication, business acumen and ability to make an informed judgment for said Selling Shareholders, including Peeples, with respect to the acquisition of the Bush Shares hereunder and the transactions contemplated hereunder; and each of the Selling Shareholders, including Peeples, further represents and warrants that he or she has received and reviewed the Annual Report on Form 10-K for Bush for the fiscal year ended December 30, 1995, the Quarterly Reports on Form 10-Q for Bush for the quarters ended April 1, 1995, July 1, 1995, September 30, 1995, March 30, 1996, and the Proxy Statement for the Bush Annual Meeting to be held on May 22, 1996, and are aware of the business and financial condition of Bush, and have had the opportunity to ask questions and receive answers from Bush management concerning the business and financial condition of Bush. Furthermore, each Selling Shareholder, including Anne Peeples and the Peeples Family Trust, hereby acknowledges that he or she understands that Peeples will retain an equity interest in ColorWorks subsequent to the Closing, and that Jim Peeples will have entered into an employment agreement with ColorWorks and/or Bush as of the Closing Date. Each Selling Shareholder, including Peeples, further represents, warrants and acknowledges that each is familiar with the business and financial condition of ColorWorks and the Subsidiaries and the respective business and financial prospects, and/or each had the opportunity to ask any relevant questions of ColorWorks, its Subsidiaries and of management of ColorWorks and its Subsidiaries regarding the same. Peeples represents and warrants that the Peeples Family Trust has not been formed for the sole purpose of acquiring the Bush Shares hereunder. The Selling Shareholders, including Peeples, further represent and warrant, jointly and severally, that Bush is relying on the foregoing and on the other representations and warranties set forth herein to ensure compliance with applicable securities laws and regulations with respect to the transactions contemplated hereunder.

          E.   Capitalization.  The total number of shares of the authorized
               --------------
capital stock of ColorWorks is 2,000,000 shares of all classes of which 691,595 shares of capital stock are outstanding as of the Closing; and all of such outstanding Shares of ColorWorks have been duly and validly issued, fully paid and non-assessable; and none of the shares of capital stock of ColorWorks has been issued in violation of the preemptive rights of any person, and all documentary stamp taxes due with respect to the issuance and transfer of such shares, if any, have been paid. There is not outstanding any security, option, warrant, right, instrument convertible into or exchangeable for, employee benefit plan or arrangement, agreement, understanding or commitment of any kind entitling any person, corporation or entity to purchase, subscribe for or otherwise acquire, or relating to the voting of, any shares or other equity interests of ColorWorks or its Subsidiaries.

          F.   Noncontravention.  To the best of ColorWorks', Peeples', and/or
               ----------------
the Selling Shareholders' knowledge, except as set forth on the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which ColorWorks, the Subsidiaries, Peeples and/or the Selling Shareholders are subject, or any provision of the articles of incorporation or bylaws of ColorWorks and/or the Subsidiaries, as the same may have been amended, or (b) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, understanding, or mortgage for borrowed money, instrument of indebtedness, security interest, or any other arrangement to which ColorWorks, its Subsidiaries, Peeples, and/or the Selling Shareholders are a party or by which any are bound or to which any of their respective assets are subject. To the best of ColorWorks', Peeples', and/or the Selling Shareholders' knowledge, and except as set forth in the Disclosure Schedule, ColorWorks, the Subsidiaries, Peeples, and/or the Selling Shareholders are not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or from any third party, including without limitation, any licensee or sublicensee of ColorWorks, in order for the parties to consummate the transactions contemplated by this Agreement. To the best of ColorWorks', Peeples' and/or the Selling Shareholders' knowledge, ColorWorks and/or the Subsidiaries' businesses have respectively been operated in conformity and in compliance with all applicable law and regulation, and ColorWorks and/or the Subsidiaries have obtained all required permits and licenses with respect thereto; and the transactions contemplated herein will not result in or otherwise adversely affect the ability of ColorWorks and/or the Subsidiaries to continue to carry on and conduct their respective businesses as currently being conducted.

          G.   Subsidiaries. All of the Subsidiaries, including their respective
               ------------
jurisdictions where incorporated, the jurisdictions where qualified to do business, and the number of shares of capital stock outstanding, and the number of shares of capital stock owned by ColorWorks, including the percentage thereof, and if less than 100%, the names of the other shareholders, are set forth on the Disclosure Schedule. Except as otherwise set forth on the Disclosure Schedule, ColorWorks and/or the Subsidiaries do not have any direct or indirect beneficial ownership in, and do not control, directly or indirectly, any corporation, partnership, association or other business entity or venture. In addition, except as set forth on the Disclosure Schedule, Peeples represents that Peeples does not have any direct or indirect beneficial ownership in, and does not control, directly or indirectly, any corporation, partnership, association or other business entity or venture relating to, directly or indirectly, the Hydrographics Technology process or the purchase and/or supply of films relating thereto. In addition, each of the Selling Shareholders hereby represents and warrants that to the best of their knowledge, and except as set forth in the Disclosure Schedule, Peeples does not have any direct or indirect beneficial ownership in, and does not control, directly or indirectly, any corporation, partnership, association or other business entity or venture relating to, directly or indirectly, the Hydrographics Technology process or the purchase and/or supply of films relating thereto. For purposes of this Agreement, the term "Hydrographics Technology" shall include all the technology and processes utilized by ColorWorks and/or the Subsidiaries with respect to or related to the Cubic Master License Agreement, and all improvements related thereto.

          H.   Financial Statements.  Attached hereto as Exhibit C, and
               --------------------
incorporated herein by reference, are the audited consolidated financial statements of ColorWorks for the fiscal years ended January 31, 1995, and 1994, and the unaudited consolidated financial statements for the ten months ended November 25, 1995 (such statements shall be hereinafter collectively referred to as the "Financial Statements"). The audited Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, are correct and complete, and except as set forth in the audited Financial Statements or the notes thereto are consistent in all material respects with the books and records of ColorWorks and its Subsidiaries (which books and records, to the best knowledge of ColorWorks, Peeples and the Selling Shareholders, respectively, are materially correct and complete). The Selling Shareholders and Peeples will cooperate, to the extent reasonably necessary, with Bush and/or ColorWorks to cause to be prepared and delivered to Bush as soon as possible after the Closing, audited financial statements for the fiscal year ended January 31, 1996. To the best of the Selling Shareholders' and Peeples' knowledge, the unaudited Financial Statements for the ten months ended November 25, 1995, are true and correct in all material respects. The stockholders' equity of ColorWorks and its Subsidiaries, as set forth on the audited financial statements for the fiscal year ended January 31, 1996 shall not materially differ from the stockholders' equity of ColorWorks and its Subsidiaries, as set forth on the unaudited Financial Statements for the ten months ended November 25, 1995 previously delivered to Bush. In the event the stockholders' equity set forth on the audited financial statements as of January 31, 1996 differs from the unaudited Financial Statements for the ten months ended November 25, 1995, by more than $105,000 (the "Threshold Amount"), then the Purchase Price shall be reduced by an amount equal to said difference, less the Threshold Amount, and said number of Bush Shares equal to said difference, as valued as of the date of Closing, as set forth herein, or the cash equivalent thereof, if cash is substituted therefor in accordance with the terms and provisions contained herein shall be released by the Escrow Agent to Bush upon notification thereof by Bush to the Escrow Agent. The audited financial statements for the fiscal year ended January 31, 1996 as described above, shall be prepared by Dixon, Odom & Co., L.L.P., the independent public accountants of ColorWorks in accordance with generally accepted accounting principles, applied on a consistent basis. Bush shall have the right to have Bush's independent public accountants examine the books and records of ColorWorks, including the work papers of ColorWorks' independent public accountants. If Bush's independent public accountants dispute the results of such audit and such dispute cannot be resolved between the accountants, then at Bush's election, a third independent public accounting firm shall be appointed acceptable to both ColorWorks' and Bush's independent public accountants to examine such books, and such third party independent public accounting firm's determination shall be binding upon the parties hereto, absent a manifest showing of fraud. To the best knowledge of ColorWorks, Peeples and the Selling Shareholders, the audited Financial Statements present fairly the financial condition of ColorWorks and its Subsidiaries as of the dates of such statements. To the best knowledge of Peeples and the Selling Shareholders, respectively, the unaudited financial statements of ColorWorks and its Subsidiaries for periods subsequent to the ten month period ending November 25, 1995, and prior to the Closing Date, previously delivered to Bush hereunder present fairly the financial condition of ColorWorks and its Subsidiaries as of the dates of such statements.

          I.   Events Subsequent to Most Recent Fiscal Year-End.  Since the
               ------------------------------------------------
fiscal year ended January 31, 1995, there has not been any adverse change in the assets, liabilities, business, financial condition, operations, result of operations, or future prospects of ColorWorks and its

Subsidiaries, on a consolidated basis, except as otherwise set forth on the Disclosure Schedule or the Financial Statements. Without limiting the generality of the foregoing, since that date, and except as otherwise set forth on the Disclosure Schedule, or the Financial Statements:

               1. ColorWorks and/or its Subsidiaries have not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for full and fair consideration in the ordinary course of business;

               2. ColorWorks and/or its Subsidiaries have not entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses or sublicenses) outside of the ordinary course of business, and which contracts, leases, subleases, licenses or sublicenses are set forth on the Disclosure Schedule;

               3. ColorWorks and/or its Subsidiaries have not imposed any security interests upon any of its assets, tangible or intangible;

               4. ColorWorks and/or its Subsidiaries have not made any capital expenditures (or series of related capital expenditures) outside of the ordinary course of business in excess of $10,000 and said expenditures in excess of $10,000 will be set forth on the Disclosure Schedule;

               5. ColorWorks and/or its Subsidiaries have not created, incurred, assumed or guaranteed any indebtedness for borrowed money outside the ordinary course of business;

               6. ColorWorks and/or its Subsidiaries have not cancelled, compromised, waived or released any material right or material claim (or a series of related rights and claims) outside the ordinary course of business, including without limitation, ColorWorks and/or its Subsidiaries have not written off any accounts receivables;

               7. there have been no changes made or authorized in the articles of incorporation, as amended, or bylaws, as amended, of ColorWorks and/or its Subsidiaries;

               8. ColorWorks and/or its Subsidiaries have not issued, granted, sold, or otherwise disposed of any of its shares of capital stock, or issued or granted any options, or obtained (including upon conversion or exercise) any of its shares of capital stock, or redeemed any shares of capital stock, except with respect to the redemption of all of the shares of capital stock owned of record by Joseph Bryan, Jr., for the aggregate redemption price of $1.00, and which redemption of the shares of capital stock owned of record by Joseph Bryan, Jr. by ColorWorks was effectuated and consummated in accordance with applicable law and regulation and did not violate the Articles of Incorporation, as amended, the By-laws, as amended, of ColorWorks, or any material contract or agreement that ColorWorks or the Selling Shareholders and/or Peeples is a party to;

               9. ColorWorks and/or its Subsidiaries have not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business giving rise to any claim or right on its part against the person or on the part of the person against it; and/or

               10. there has not been any occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving ColorWorks and/or its Subsidiaries, its properties or its assets, except the repayment of loans in the aggregate principal amount of $356,637.36 to Joseph Bryan, Jr., and which repayment was effectuated and consummated in accordance with applicable law and regulation and did not violate the Articles of Incorporation, as amended, the By-laws, as amended, of ColorWorks, or any material contract or agreement that ColorWorks or the Selling Shareholders and/or Peeples is a party to;

          J.   Undisclosed Liabilities.  ColorWorks and/or its Subsidiaries do
               -----------------------
not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes (hereinafter "Liability"), which have not been disclosed on the Financial Statements, and except for Liabilities which have arisen after the ten month period ended November 25, 1995 in the ordinary course of business.

          K.   Tax Matters.  All federal, state, local and foreign tax returns
               -----------
(including, without limitation, estimated tax returns, and, with respect to employees, FICA and FUTA returns) required to be filed by or on behalf of ColorWorks and/or its Subsidiaries have been timely filed, or requests for extensions have been timely filed, and granted, and all returns filed are complete and accurate in all material respects. All taxes shown on filed returns have been paid. ColorWorks and/or its Subsidiaries are not the beneficiary of any extension of time within which to file any report and return. As of the date hereof, there is no deficiency or refund litigation, matter in controversy, or audit examination with respect to any taxes that might result in a determination adverse to ColorWorks and/or its Subsidiaries, except as reserved in the Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid. ColorWorks and/or its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. To the extent any federal, state, local or foreign taxes are due from or, for any periods through and including November 25, 1995, adequate provision has been made for the payment of such taxes by establishing appropriate liability accounts on the Financial Statements. To the extent that any federal, state, local or foreign taxes may be due from or assessed against ColorWorks and/or its Subsidiaries for the period from February 1, 1995 through the date of the Closing, adequate provision will be made for the payment of such taxes by establishing appropriate liability accounts on ColorWorks' and/or its Subsidiaries' last monthly financial statements prepared before the date of the Closing, and which has been disclosed to Bush in writing prior to the date of this Agreement. ColorWorks and/or its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with the amounts paid or owing to any employee, creditor, independent contractor or other third-party.

     The Disclosure Schedule sets forth the following information with respect to ColorWorks and/or its Subsidiaries as of the last tax return required to be filed:

               1. the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to ColorWorks and its Subsidiaries.

          L.   Employment Contracts and Employee Benefit Plans.  There are no
               -----------------------------------------------
pension, retirement, stock purchase, stock bonuses, stock ownership, stock option, major medical, disability, hospitalization, insurance, savings or profit sharing plans, any employment agreement for a fixed or guaranteed term, deferred compensation, consultant, bonus, or collective bargaining agreement, or group insurance contract or any other incentive, welfare or employee benefit plan, policy, agreement, commitment, arrangement, or practice maintained by ColorWorks and its Subsidiaries for any of their respective employees or former employees, except as disclosed on the Disclosure Schedule.

          M.   Legal and Other Proceedings.  To the best knowledge of
               ---------------------------
ColorWorks, Peeples and the Selling Shareholders, neither ColorWorks, the Subsidiaries, Peeples, nor the Selling Shareholders, nor any of the directors or officers of ColorWorks and the Subsidiaries (in their capacity as directors or officers of ColorWorks and/or its Subsidiaries), is a party to any pending or, threatened claim, action, suit, investigation, arbitration or proceeding, or is subject to any order, judgment or decree that is reasonably expected to have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings or results of operations of

ColorWorks and/or the Subsidiaries, except as set forth on the Disclosure Schedule. Notwithstanding anything contained herein to the contrary, the aforesaid representation and warranty with respect to an unasserted claim, action, suit, investigation, arbitration or proceeding is herein qualified to the best of Peeples' and/or the Selling Shareholder's knowledge. ColorWorks, the Subsidiaries, Peeples and/or the Selling Shareholders are not, as of the date hereof, a party to or subject to any enforcement action instituted by, any agreement or memorandum of understanding with, any federal or state regulatory authority restricting their operations or requiring that actions be taken, and no such regulatory authority has threatened any such action, memorandum or order against ColorWorks, the Subsidiaries, Peeples and/or the Selling Shareholders, and ColorWorks, the Subsidiaries, Peeples and/or the Selling Shareholders have not received any report of examination from any federal or state or foreign regulatory agency which requires that they address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency, and such representations with respect to the Selling Shareholders are hereby qualified to the best of their knowledge.

          N.   Affiliate Loans; Conflicts of Interest.  The Disclosure
               --------------------------------------
Schedule lists the amounts of, and all material information relating to, any indebtedness or other obligations, liabilities or commitments (fixed or contingent and direct or indirect) existing on the date hereof to ColorWorks and the Subsidiaries from any of the executive officers or directors or shareholders of ColorWorks and/or its Subsidiaries, Peeples, any of the Selling Shareholders, or any member of their respective immediate families (consisting of their spouse and children), any trust of which such person is a trustee or beneficiary, or any corporation or other business entity of which any such person has control. In addition, and except as set forth on the Disclosure Schedule, neither Peeples nor any of the Selling Shareholders is engaged in business, directly or indirectly, with any entity or person who is engaged, directly or indirectly, in business with ColorWorks and/or the Subsidiaries, excluding beneficial ownership interests of 5% or less of the outstanding capital stock of publicly traded corporations, and provided said beneficial ownership is not deemed to be part of a larger group within the meaning of Section 13 of the Securities Act of 1933, as amended, and which group does not beneficially own more than 5% of the outstanding capital stock of any said entity.

          O.   Investment Portfolios.  All investment securities held by
               ---------------------
ColorWorks and the Subsidiaries for their own account, respectively, as reflected in the latest balance sheet of such entities included in the Financial Statements, are carried in accordance with generally accepted accounting principles consistently applied.

          P.   Properties.  Except for any lien for current taxes not yet
               ----------
delinquent, and except as otherwise set forth on the Disclosure Schedule, ColorWorks and the Subsidiaries have good title, free and clear of all liens, encumbrances, charges, defaults or equities of whatever character to all of its property, real and personal, and other material properties and assets, tangible or intangible, respectively owned by such entities, including those reflected in the Financial Statements, except the property and assets disposed of in the ordinary course of business and for full and fair value. To the best knowledge of ColorWorks, Peeples and the Selling Shareholders, all material leases or material subleases of which ColorWorks and/or the Subsidiaries are a party are valid and enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought). ColorWorks and the Subsidiaries are, respectively, the lessee or the sublessee in possession under each such lease or sublease. All rentals due under each such lease or sublease have been paid, and there are no material defaults under any such lease or sublease or any event or condition which, with the giving of notice, lapse of time or occurrence of any further event or condition, would become a material default under any such lease or sublease. The Disclosure Schedule lists and describes all material leases or subleases. True, complete and correct copies of all such leases have been delivered to Bush prior to the date hereof.

          Q.   Legal Compliance.  The Disclosure Schedule sets forth all
               ----------------
material licenses which ColorWorks and the Subsidiaries possess. To the best knowledge of ColorWorks, Peeples and the Selling Shareholders, ColorWorks and the Subsidiaries possess all licenses and permits necessary to carry on their respective businesses, including, without limitation, all licenses and permits necessary to enter into sublicenses and/or exclusivity agreements with respect to the Hydrographics Technology. In addition:

               1. To the best of ColorWorks', Peeples', and the Selling Shareholders' knowledge, ColorWorks and/or the Subsidiaries are in compliance in all material respects with all laws, regulations, reporting and licensing requirements and orders applicable to their respective businesses or any of their respective employees;

               2. To the best of ColorWorks', Peeples', and the Selling Shareholders' knowledge, ColorWorks and/or the Subsidiaries are in compliance in all material respects with all federal, state, local and foreign employment laws and regulations (including, without limitation all employment discrimination laws and regulations, immigration and naturalization laws and regulations) applicable to their respective businesses or any of their respective employees; and

               3. Except as reflected on the Disclosure Schedule, ColorWorks and/or the Subsidiaries have received no notification from any agency or department of any federal, state, local, or foreign government or any regulatory authority or the staff thereof asserting that ColorWorks and/or the Subsidiaries is not in material compliance with or has violated any of the statutes, regulations or ordinances which such governmental authority or regulatory authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization of ColorWorks and/or the Subsidiaries; and ColorWorks and/or the Subsidiaries are not subject to any material agreement or consent decree with any regulatory authority arising out of previously asserted violations with respect to ColorWorks and/or the Subsidiaries assets or businesses, and such representations with respect to the Selling Shareholders are hereby qualified to the best of their knowledge;

               4. To the best of Peeples' and the Selling Shareholders' knowledge, ColorWorks and the Subsidiaries have filed in a timely manner all reports, documents and other materials they were required to file (and the information contained therein was correct and complete in all material respects) under all applicable laws (including rules and regulations thereunder);

               5. To the best of Peeples' and the Selling Shareholders' knowledge, ColorWorks and the Subsidiaries have possession of all records and documents they were required to retain under all applicable laws (including rules and regulations thereunder); and

               6. Except with respect to any consent required under the master license agreement with Cubic, ColorWorks' executed loan agreements with financial institutions, and the Industrial Revenue Bond, referred to hereinafter, to the best of Peeples' and the Selling Shareholders' knowledge, the transactions contemplated herein will not violate or contravene any of such licenses, permits or applicable laws, or regulations.

          R.   Contracts. The Disclosure Schedule lists all material contracts,
               ---------
including, without limitation, all licenses, sublicenses, exclusivity agreements, tank agreements, marketing contracts, and/or lease agreements, written or oral, except purchase orders entered into in the ordinary course of business (and which do not provide for any penalties if not adhered to, including without limitation, due to inability to timely deliver product or quality control problems), to which ColorWorks and/or the Subsidiaries are a party or with respect to which ColorWorks and/or the Subsidiaries are bound. As of the date hereof and as of the Closing Date, and except as set forth on the Disclosure Schedule, ColorWorks and/or the Subsidiaries are not a party to, nor bound by, nor receives benefits under (a) any agreement, arrangement or commitment that is material to the financial condition or results of operations of ColorWorks and/or the Subsidiaries, except those entered into in the ordinary course of business or cancelable by ColorWorks and/or the Subsidiaries without penalty, (b) any agreement, arrangement or commitment relating to the employment, election or retention in office of any employee, director or officer of ColorWorks and/or the

Subsidiaries, including, without limitation, any agreement, arrangement or commitment with any consultant or former employee, former consultant, or former officer or former director of ColorWorks and/or the Subsidiaries; (c) any contract, agreement or understanding with any labor union or with any collective bargaining agent; (d) any bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase, hospitalization, insurance or other plans or arrangements providing employee benefits; (e) any material leases with respect to any property, real or personal, whether as landlord or tenant; (f) any dealers, manufacturer's representative or distributor's agreements which are not terminable by ColorWorks and/or the Subsidiaries on 60 days' or less notice;
(g) any contracts or commitments made in the ordinary course of business for the purchase of materials or supplies or the performance of services for delivery or performance over a period of more than 45 days from the date hereof; (h) any non-cancelable contracts substantial in nature granting rights to, or sale or lease of, products or services for delivery or use over a period of more than 90 days from the date hereof; or (i) any contracts continuing over a period of more than three months from their respective dates. None of the material contracts, including without limitation, all licenses, all sublicenses, all exclusivity agreements, and/or all marketing agreements, contravene or infringe in a material way upon any other contracts and/or agreements, including any other licenses, sublicenses, exclusivity agreements, tank agreements and/or marketing contracts, entered into or with respect to which ColorWorks and/or the Subsidiaries may be bound. All of the licenses, sublicenses, exclusivity agreements, tank agreements, and/or marketing contracts, entered into by ColorWorks and/or the Subsidiaries and with respect to the Hydrographics Technology, do not materially contravene or violate in a material way any of the licensing contracts or other arrangements by and between ColorWorks, its Subsidiaries and Cubic Engineering Co. Ltd., and its affiliates (Cubic Engineering Co. Ltd. and its affiliates hereinafter "Cubic"), and all of said licensing, sublicensing and other agreements entered into by ColorWorks and/or its Subsidiaries with third parties do not exceed the scope of the license agreement by and between ColorWorks, its Subsidiaries and Cubic. Cubic has acknowledged, formally or informally, any and all sublicenses granted by ColorWorks and/or the Subsidiaries with respect to the Hydrographics Technology and related technology, exclusive of sample tank agreements. To the best of Peeples' and/or the Selling Shareholders' knowledge, and except possibly with respect to the letter of intent with Cubic Components Ltd. ("Cubic Components"), there are no exclusivity agreements, and except with respect to Spectrum Industries, Inc. ("Spectrum"), Steelcase, Inc. ("Steelcase"), United Industries Nederland, B.V. (with respect to outdoor garden furniture only) ("United"), Esmoal, S.A. ("Esmoal"), and Hydrografix Design & Surface Technologie, GMBH ("HDST"), there are no sublicensing agreements, currently in force with respect to the Hydrographics Technology with respect to ready-to-assemble furniture; and there are no contractual obligations and/or commitments which would impede and/or otherwise affect the ability of Bush and/or the ColorWorks, and its Subsidiaries, from utilizing the Hydrographics Technology with respect to ready-to-assemble furniture currently or in the future, subject to the continuation of the licensing agreement with Cubic. To the best of Peeples' and/or the Selling Shareholders' knowledge, there are no restrictions or other impediments with respect to the ability of ColorWorks and/or its Subsidiaries from granting, if Bush desires, an exclusivity agreement to Bush or its affiliates with respect to ready-to-assemble furniture, except possibly with respect to the letter of intent with Cubic Components and the sublicense agreements with Spectrum, Steelcase, Esmoal, United and HDST.

          S.   Subsequent Events.  Except as reflected on the Disclosure
               -----------------
Schedule, since February 1, 1995, ColorWorks and/or the Subsidiaries have respectively not (i) issued or sold any of its shares of capital stock, debt obligations or other corporate securities;
(ii) granted any options for the purchase of its shares of capital stock; (iii) incurred any obligations or liabilities (fixed or contingent), except obligations or liabilities in the ordinary course of business, obligations under documents referred to in the Disclosure Schedule and obligations under this Agreement; (iv) discharged or satisfied any lien or encumbrance, or paid any obligations or liabilities (fixed or contingent), other than current liabilities included in its balance sheet as at January 31, 1995, current liabilities incurred since that date in the ordinary course of business, liabilities incurred in carrying out the transactions contemplated by this Agreement, and obligations or liabilities under contracts, leases or documents referred to in the Disclosure Schedule; (v) declared or made any payment or distribution or purchased or redeemed any shares of its capital stock, except as otherwise provided herein; (vi) made any general wage or salary increase from those wage and salary levels set forth on the Disclosure Schedule with respect to exempt employees under the Fair Labor Standards Act, or entered into any employment contract for a fixed term with any officer or salaried employee, except as noted in the Disclosure Schedule; (vii) mortgaged, pledged or subjected to lien or any other encumbrance any of its assets, tangible or intangible; (viii) sold or transferred any of its tangible assets or cancelled any debts or material claims, except in each case in the ordinary course of business; (ix) sold, assigned, or transferred or granted rights under any patents, trademarks, trade names, copyrights, licenses or other intangible assets, except in each case in the ordinary course of business; (x) waived any rights of substantial value or
(xi) entered into any material transaction other than in the ordinary course of business, except those documents which are referred to in the Disclosure Schedule. Except as reflected on the Disclosure Schedule, ColorWorks and/or the Subsidiaries are respectively not in material default, under any material contract, agreement, commitment, loan, lease, or insurance policy to which they respectively are a party or by which their respective assets, business or operations are bound, and there has not occurred any event which, with the lapse of time or the giving of notice or both, would constitute such a default.

          T.   Insurance.  The Disclosure Schedule contains a complete and
               ---------
correct list of all insurance policies and bonds, including the amounts of coverage carried on the date hereof by ColorWorks and the Subsidiaries, and the premiums therefor. All premiums due on such policies have been paid prior to expiration of any applicable grace period and all such policies are valid, enforceable and in full force and effect, and ColorWorks and the Subsidiaries have not received any notice of premium increases, from the premiums listed on the Disclosure Schedule, or notice of cancellations of any said policies. ColorWorks, Peeples, and/or the Selling Shareholders have no reason to believe that ColorWorks' and the Subsidiaries' insurance and bond coverage will not be renewed by its carriers on substantially the same terms as the existing coverage. With respect to the environmental insurance referred to above, to the best of the Selling Shareholders' and/or Peeples' knowledge, the application to procure said policy does not contain any misrepresentation or fail to state a material fact to render such application misleading, and to the best of Selling Shareholders' and/or Peeples' knowledge, there is no fact or event known to said Selling Shareholders and/or Peeples which if disclosed to such insurance carrier or underwriter would cause said carrier or underwriter to deny any and/or all claims under said policy. To the best of Peeples' and/or the Selling Shareholders' knowledge, said environmental insurance coverage is valid.

          U.   Books of Account.  To the best of Peeples' and the Selling
               ----------------
Shareholders' respective knowledge, the books of account and other records of ColorWorks and the Subsidiaries are complete and correct in all material respects and accurately present and reflect all of the material transactions entered into by ColorWorks and/or the Subsidiaries or to which ColorWorks and/or the Subsidiaries is a party. Except with respect to the loans with ColorWorks' primary lenders, and any consent required under the master license agreement with Cubic, and any past due amounts invoiced by Cubic to ColorWorks and its Subsidiaries under the master license agreement, ColorWorks, Peeples, and/or the Selling Shareholders do not have any knowledge of any condition which would have a material adverse effect upon ColorWorks' and/or the Subsidiaries' business or prevent such business from being carried on in substantially the same manner in which it is presently carried on.

          V.   No Misrepresentations.  To the best of Peeples' and/or the
               ---------------------
Selling Shareholders' knowledge, none of the information contained in the representations and warranties of ColorWorks, Peeples, and/or the Selling Shareholders set forth in this Agreement, or in any of the documents delivered or to be delivered to any party prior to or after the execution hereof as set forth in any provision of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the date of the Closing.

          W.   Guarantees.  ColorWorks, Peeples, and/or the Selling
               ----------
Shareholders are not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person or entity with respect to ColorWorks and/or the Subsidiaries, except as otherwise disclosed on the Disclosure Schedule.

          X.   Environmental, Health, and Safety.  Except as set forth herein,
               ---------------------------------
to the best of Peeples' and/or the Selling Shareholders' knowledge, ColorWorks and/or the Subsidiaries have complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning the environment (public health and safety, and employee health and safety) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against, or sent to ColorWorks and/or the Subsidiaries alleging any failure to comply with any such law or regulation for which the requisite remedial action has not been taken. Except as set forth on the Disclosure Schedule, no federal, state, local, and/or foreign government (and any agency thereof) has recommended, demanded, or notified ColorWorks and/or the Subsidiaries that any remedial environmental measures must be taken to ensure compliance by ColorWorks and/or the Subsidiaries with any applicable environmental law, rule, and/or regulation which has not already been taken. In addition, except as otherwise set forth herein, Peeples and/or the Selling Shareholders have no knowledge of any hazardous material discharge, hazardous waste, or hazardous environmental condition created, incurred, or acquiesced in by ColorWorks and/or the Subsidiaries for which remedial action by ColorWorks and/or the Subsidiaries will be required. In the event any such requisite remedial action was required to be taken hereunder, to the best of Peeples' and/or the Selling Shareholders' knowledge, and except as set forth herein, such action was properly taken to comply and conform with any such law or regulation.

          Y.   Government Officers.  ColorWorks, Peeples, and/or the Selling
               -------------------
Shareholders have not respectively offered, paid, or agreed to pay to any person or entity, including, without limitation, any governmental official, or any officer, director or employee of Cubic and/or DiNippon, directly or indirectly, any money or thing of value for the purpose or with the intent of obtaining or maintaining business for ColorWorks and/or the Subsidiaries or otherwise affecting its business, operations, prospects, properties, assets or condition (financial or otherwise) which is in violation of any law or governmental rule or regulation or is not properly and correctly recorded or disclosed on the books and records of ColorWorks and/or the Subsidiaries.

          Z.   Local Ordinances.  To the best of ColorWorks', Peeples', and/or
               ----------------
the Selling Shareholders' knowledge, ColorWorks and/or the Subsidiaries are in substantial compliance with all rules, regulations, statutes and ordinances of the Federal, state, county and city governments, and all subdivisions, bureaus and agencies thereof, applicable to ColorWorks and/or the Subsidiaries or to the conduct of their respective businesses, including, without limitation, applicable zoning and environmental rules, regulations, statutes and ordinances, a violation of which would have a material adverse effect on the business or financial condition of ColorWorks and/or the Subsidiaries.

          AA.  ERISA.  To the best of ColorWorks', Peeples', and the Selling
               -----
Shareholders' knowledge, ColorWorks and/or the Subsidiaries have made all payments and performed all acts, if any, required to comply with and have complied in all material respects with the applicable provisions, if any, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation, the timely filing of Form 5500. To the best of ColorWorks', Peeples' and the Selling Shareholders' knowledge, ColorWorks and the Subsidiaries have no unfunded liability or accumulated funding deficiency (within the meaning of ERISA and the Code), whether or not waived, with respect to any employee plan previously maintained by ColorWorks and/or the Subsidiaries and/or to which ColorWorks and/or the Subsidiaries have previously contributed. A true and correct copy of all summary plan descriptions ("SPDs") required to be provided under ERISA with respect to employee benefit plans of ColorWorks and/or the Subsidiaries have been delivered to Bush prior to closing. To the best of Peeples' and/or the Selling Shareholders' knowledge, ColorWorks and/or the Subsidiaries have complied in all material respects with all applicable provisions of the Comprehensive Omnibus Budget Reconciliation Act of 1988, as amended ("COBRA").

          BB.  Accounts Receivables; Inventory.  Except as reflected on the
               -------------------------------
Disclosure Schedule, ColorWorks' accounts receivables, on a consolidated basis, are bona-fide accounts receivables and, since February 1, 1995, have not been diminished in any manner other than by cash collections and write-offs in the ordinary course of business. In addition, ColorWorks inventory, on a consolidated basis, as set forth on the Financial Statements, represents bona fide inventory, and since February 1, 1995, has not been diminished in any manner other than the sale in the ordinary course of business, except as otherwise set forth in the Disclosure Schedule. Except as reflected on the Disclosure Schedule, said inventory, as reflected on the Financial Statements, does not include any material amount of inventory that is either obsolete (due to among other things and without limitation, the design of the pattern on the film), or represents inventory, including, without limitation, film, that is no longer viable for pattern transfer utilizing the Hydrographics Technology, due to shelf life limitations, or inability to maintain the same in controlled environmental conditions.

          CC.  Patents.  ColorWorks and/or the Subsidiaries own or possess
               -------
rights to use the patents, copyrights, trademarks and trade names set forth on the Disclosure Schedule. To Peeples' and the Selling Shareholders' best knowledge, ColorWorks and/or the Subsidiaries have not now and have not in the past violated or infringed any patent, copyright, trademark, trade name or other proprietary rights of a third party, except as disclosed on the Disclosure Schedule.

          DD.  Customer Relationships; Hydrographic Technology.  Except as set
               -----------------------------------------------
forth on the Disclosure Schedule, to the best of ColorWorks', Peeples' and/or the Selling Shareholders' knowledge, ColorWorks' and the Subsidiaries' relationships with their respective customers, vendors, employees, licensees, and sublicensees, including without limitation, the manufacturer and distribution of those films and chemicals used in the Hydrographics Technology, are in all material respects satisfactory. In addition to the best of ColorWorks', Peeples' and/or the Selling Shareholders' knowledge, the Hydrographics Technology is a viable technology, permitting the three dimensional decorating and coating of various substrate materials utilizing printed films; and to the best of their knowledge, the proper use of such technology does not create or enhance any significant health or environmental risks.

          EE.  Warranties; Film Usage.  Except as set forth on the Disclosure
               ----------------------
Schedule, neither ColorWorks and/or the Subsidiaries have issued, granted, and/or extended any warranties with respect to any products and/or services offered, sold, manufactured, or supplied by ColorWorks and/or the Subsidiaries. With respect to any warranties so issued, granted and/or extended, and except as set forth on the Disclosure Schedule, ColorWorks and/or the Subsidiaries have not received any notice of claim or threatened claim, and no claim has been
made, threatened, or is pending with respect to any such warranty.   The
Disclosure Schedule also sets forth the monthly film usage used and/or sold by ColorWorks and/or the Subsidiaries during the prior two calendar years, with respect to the Hydrographics Technology.

     III. Representations and Warranties of Bush.  Bush hereby represents and
          --------------------------------------
warrants, as of the date hereof, and as of the Closing Date, as follows:

          A.   Organization of Bush.  Bush is a corporation duly organized,
               --------------------
validly existing and in good standing under the laws of the State of Delaware.

          B.   Authorization of Transaction.  Bush has the full power and
               ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of Bush, enforceable in accordance with its terms and conditions. All corporate and other actions required to be taken by Bush to authorize the execution, delivery and performance of this Agreement have been duly and properly taken.

          C.   Noncontravention.  To the best of Bush's knowledge, neither the
               ----------------
execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Bush is subject or (b) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, or mortgage for borrowed money, instrument of indebtedness, security interest, or any other arrangement to which Bush is a party or by which it is bound or to which any of its assets are subject.

Notwithstanding the foregoing, the parties hereto hereby acknowledge that the consent of Bush's primary lenders is required prior to the consummation of the transactions contemplated herein.

          D.   Investment.  Bush is acquiring the Shares for investment
               ----------
purpose only and not with a view toward the further sale or distribution thereof.

          E.   Financial Information.  The financial statements contained in
               ---------------------
the Form 10-K and Form 10-Qs provided by Bush and referred to in Section II.D. were prepared in conformity with generally accepted accounting principles consistently applied and present fairly the consolidated financial position of Bush at, and its consolidated operating results for, the periods covered by such Reports.

          F.   Bush Shares.  The Bush Shares to be issued to the Selling
               -----------
Shareholders, including Peeples, as part of the Purchase Price will upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and upon their registration as required by this Agreement shall be free and clear of any restrictions on transfer, options, warrants or calls, except for the escrow provisions of this Agreement, and except with respect to the current prospectus delivery requirement upon the sale of said Bush Shares pursuant to the Securities Act of 1933, as amended, and except for applicable state blue sky laws, Bush is entitled to use Form S-3 to register the Bush Shares for sale by the Selling Shareholders, including Peeples, provided that any requisite financials of ColorWorks and its Subsidiaries required to be filed under cover of Form 8-K by Bush are available on a timely basis for filing.

          G.   No Misrepresentations.  To the best of Bush's knowledge, none of
               ---------------------
the information contained in the representations and warranties of Bush set forth in this Agreement, or in any of the documents delivered or to be delivered to any other party prior to or after the execution hereof as set forth in any provision of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the date of the Closing.

          H.   Absence of Certain Changes. Except as specifically contemplated
               ---------------------------
by this Agreement, since December 31, 1995, Bush has not suffered any material adverse change in its business, financial condition, properties, assets, liabilities (absolute, accrued, contingent or otherwise, whether due or to become due), reserves, operations or prospects nor has any event occurred nor is anything pending or threatened that will have a materially adverse effect on any of the foregoing. Notwithstanding anything contained herein to the contrary, the aforesaid representation and warranty with respect to contingent or unknown liabilities is herein qualified to the knowledge of Bush after reasonable inquiry.

     IV.  Covenants to Survive Closing.  All covenants, agreements,
          ----------------------------
representations and warranties made hereunder and in any certificates delivered as of the Closing in accordance with the terms of this Agreement shall be deemed to be material and to have been relied upon by the party to whom such covenants, agreements, representations and warranties were made and/or certificates delivered, notwithstanding any investigation heretofore or hereafter made by Bush, Peeples, ColorWorks, and/or the Selling Shareholders or on their respective behalf and shall survive the Closing.

     V.   Pre-Closing Covenants.  The parties agree as follows with respect to
          ---------------------
the period between the execution of this Agreement and the Closing (or termination of this Agreement, if sooner terminated pursuant to the terms and conditions contained herein):

          A.   General.  Each of the parties will use its best efforts to take
               -------
all action and to do all things necessary, proper, or advisable to consummate the transactions contemplated by this Agreement. Peeples and the Selling Shareholders will cooperate fully with Bush to enable Bush to adequately complete its due diligence investigation with respect to ColorWorks and the Subsidiaries. Bush will provide sufficient funds or arrange the necessary financing so that the Selling Shareholders' loans referred to in Section VII.G. are paid in full at the Closing, and so that the Selling Shareholders' guarantees and letters of credit referred to in Section VII.H. are released at the Closing, except as otherwise provided herein with respect to the letters of credit that secure the Industrial Revenue Bond of ColorWorks. In addition, Bush will provide sufficient funds or arrange the necessary financing so that ColorWorks can obtain the environmental insurance referred to in Section I.F.(2) hereto.

          B.   Notices and Consents.  Peeples and the Selling Shareholders will
               --------------------
cause ColorWorks and the Subsidiaries to give any notices to third parties, and will use their best efforts to obtain any third-party consents, that may be required hereunder to effectuate the Closing or with respect to which Bush may reasonably request.

          C.   Operation of Business.  Peeples and/or the Selling Shareholders
               ---------------------
will not cause ColorWorks and/or the Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the ordinary course of their respective businesses, except as contemplated by this Agreement or with the express consent of Bush. In addition, Peeples and/or the Selling Shareholders shall cause ColorWorks and/or the Subsidiaries not to materially alter their respective methods of operations of their respective businesses, except as reasonably necessary, given the current financial status of ColorWorks. Peeples and the Selling Shareholders shall also ensure that ColorWorks and the Subsidiaries shall not, without Bush's permission, which permission shall not be unreasonably withheld, enter into any material agreement or contract, including any license, sublicense, exclusivity, tank, marketing or distribution agreement. To the extent permissible given the financial condition of ColorWorks, Peeples and/or the Selling Shareholders shall preserve intact ColorWorks' and its Subsidiaries' business and goodwill. In addition, Peeples and/or the Selling Shareholders shall not permit the waste or destruction of the business or goodwill of ColorWorks and/or the Subsidiaries.

          D.   Preservation of Assets.  To the extent permissible given the
               ----------------------
financial condition of ColorWorks, Peeples and the Selling Shareholders will cause ColorWorks and the Subsidiaries to keep its assets and properties substantially intact, reasonable wear and tear excepted, including their physical facilities, working conditions, and relationships with customers and employees. In addition, to the extent permissible given the financial condition of ColorWorks, Peeples and the Selling Shareholders shall not permit ColorWorks and/or the Subsidiaries to waste or destroy any of the assets of ColorWorks and/or the Subsidiaries and will ensure that ColorWorks will continue to maintain insurance with respect to the assets of ColorWorks and/or the Subsidiaries, in substantially the form as in place as of the date of this Agreement.

          E.   Full Access.  Peeples and the Selling Shareholders will permit
               -----------
representatives of Bush to have full access at all reasonable times and in a manner so as not to interfere with the normal business operations of ColorWorks and the Subsidiaries to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to ColorWorks and/or the Subsidiaries so that Bush may conduct a reasonable due diligence.

          F.   Notice of Developments.  To the extent they have knowledge,
               ----------------------
Peeples and/or the Selling Shareholders will give prompt written notice to Bush of any material development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of ColorWorks and/or the Subsidiaries. Each party will give prompt written notice to the others of any material development affecting the ability of the other party to consummate the transactions contemplated by this Agreement. In the event of any material development, and said material development renders any such representation, warranty or covenant contained herein not to be true and correct, then the party hereto to whom said representation, warrant or covenant is given or who receives the benefit thereof, may terminate this Agreement without penalty, upon written notice to the other party hereto.

          G.   Exclusivity.  Except as otherwise provided hereunder, Peeples
               -----------
and/or the Selling Shareholders will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to ColorWorks and/or the Subsidiaries with respect any (a) liquidation, dissolution, or recapitalization, (b) merger or consolidation, or (c) acquisition or purchase of ColorWorks' and/or the Subsidiaries' securities or assets; or (d) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Peeples and/or the Selling Shareholders will notify Bush immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     VI.  Post-Closing Covenants.  The parties agree as follows with respect to
          ----------------------
the period following the Closing:

          A.   General.  In case at any time after the Closing any further
               -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section IX below). Peeples and the Selling Shareholders acknowledge and agree that from and after the Closing, Bush will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to ColorWorks and/or the Subsidiaries.

          B.   Confidentiality.   The Selling Shareholders shall enter into
               ---------------
confidentiality agreements as of the Closing Date with respect to the business of ColorWorks and/or the Subsidiaries in the form attached hereto as Exhibit D, and incorporated herein by reference.

          C.   Registration of Bush Shares.  Bush shall use its best efforts to
               ---------------------------
cause to be filed as soon as possible after the Closing Date, a Form S-3 Registration Statement with the Securities and Exchange Commission ("SEC") to permit the public resale of the Bush Shares. Bush shall use its best efforts to respond promptly to the comments of the SEC thereon, if any, and will promptly make such further filings (including any amendments and supplements) in connection therewith and take such further actions as may be necessary to permit the public resale of the Bush Shares as soon as practicable. Nothing in this subsection, however, shall be deemed to negate or otherwise qualify or confer any limitation on the escrow of said Bush Shares in accordance with Section IX.F. All expenses incurred in connection with the registration of the Bush Shares, including, without limitation, all SEC and all blue sky registration (up to a maximum of five states) and filing fees, legal fees, printing expenses, fees of experts used by Bush in connection with such registration and expenses incidental to any post-effective amendment to the Registration Statement, shall be borne and paid by Bush. Notwithstanding anything contained herein to the contrary, Bush shall use its best efforts to keep such Registration Statement current for the lesser of (i) two years from the date of Closing or (ii) the date that all of the Selling Shareholders, including Peeples, have sold, transferred, assigned or otherwise disposed of their Bush Shares.

     VII.  Conditions Precedent to the Sellers' and Peeples' Obligations. The
           -------------------------------------------------------------
Selling Shareholders', including Peeples', obligations to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction of the following conditions precedent (each of which may be waived by the Selling Shareholders, including Peeples, in writing):

          A. The representations and warranties of Bush set forth in Section III above shall be true and correct in all material respects at and as of the Closing as though made on such date.

          B. All agreements of Bush contained in this Agreement shall have been complied with in all material respects.

          C. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would:

               1. prevent consummation of the transaction contemplated by this Agreement; or

               2. cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no judgment, order, decree, stipulation, injunction, or charge shall be in effect).

          D. Bush shall have delivered to the Selling Shareholders, including Peeples, a certificate to the effect that each of the conditions specified above in Subsections VII(A)-(C) is satisfied in all respects.

          E. All actions to be taken by Bush in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to affect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Selling Shareholders, including Peeples, and to Tuggle Duggins & Meschan, P.A., counsel to the Selling Shareholders, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

          F. The Selling Shareholders, including Peeples, shall have received an opinion of Akerman, Senterfitt & Eidson, P.A., counsel to Bush, dated as of the Closing Date in form and substance satisfactory to the Selling Shareholders, including Peeples, and their counsel, to the effect that:

               1. Bush is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to perform its obligations hereunder, to own its properties and to carry on its business as now being conducted;

               2. This Agreement has been duly authorized, executed and delivered by Bush and is valid and enforceable against Bush in accordance with its terms; however, the validity, binding effect and enforceability of this Agreement may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations, or other laws affecting the enforcement of creditors' rights and remedies generally; or the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

               3. The Bush Shares, when issued to the Selling Shareholders, including Peeples, pursuant to this Agreement, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

          G. The Selling Shareholders shall have received as of the Closing Date repayment in full of their respective loans made to ColorWorks in the aggregate principal amount of $425,592.11 plus accrued interest, which amounts are set forth on the Disclosure Schedule, and which loans were outstanding as of November 30, 1995 (the date of the letter of intent with respect to the transactions contemplated hereunder).

          H. The Selling Shareholders and Joseph Bryan, Jr. shall be released as of the Closing Date from any and all personal guarantees securing debt obligations of ColorWorks to financial institutions, in the aggregate principal amount of $950,000 and which personal guarantees were outstanding as of November 25, 1995. In addition, the Selling Shareholders and Joseph Bryan, Jr. shall be released as of the Closing Date from any obligations under letters of credit issued by the Selling Shareholders and which were outstanding as of November 25, 1995 and which in the aggregate totaled $112,500, and which secured ColorWorks' outstanding Industrial Revenue Bond. Notwithstanding the foregoing, in the event said letters of credit are not capable of being released as of the Closing Date, the Selling Shareholders hereby agree that such inability shall not prevent the consummation of the transactions contemplated hereunder; it being the agreement of all the parties hereto that Bush and ColorWorks shall jointly and severally indemnify said Selling Shareholders from any and all claims with respect to such letters of credit, if the same are called subsequent to the Closing Date due to the failure of ColorWorks or any of its Subsidiaries to timely meet its obligation under the aforesaid Industrial Revenue Bond or any other default thereunder. Bush further agrees to use its best efforts to cause ColorWorks to have said obligations of the Selling Shareholders and Joseph Bryan, Jr., represented by such letters of credit, released as soon as practicable after the Closing.

          I.   Payment of the Purchase Price, as provided herein.

          J. A binder evidencing the environmental insurance policy, as described above, in form satisfactory to the Selling Shareholders and Peeples shall have been procured.

     VIII.  Conditions Precedent to Bush's Obligations.
            ------------------------------------------

          The obligations of Bush to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction of the following conditions precedent (each of which may be waived by Bush in writing):

          A. All representations and warranties of Peeples and/or the Selling Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date as though made on such date.

          B. The Selling Shareholders, including Peeples, shall have complied in all material respects with all agreements of the Selling Shareholders, including Peeples, contained in this Agreement.

          C. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would

               1. materially adversely affect the business and financial condition of ColorWorks and/or the Subsidiaries and/or prevent consummation of any of the transactions contemplated by this Agreement; or

               2. cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no judgment, order, decree, stipulation, injunction, or charge shall be in effect).

          D. The Selling Shareholders shall have delivered to Bush a certificate to the effect that each of the conditions specified in Subsections VIII(A)-(C) is satisfied in all respects, with the representation in Subsection VIII(C) qualified to the best of the Selling Shareholders' knowledge; and Peeples shall have delivered to Bush a certificate to the effect that each of the conditions specified in Subsections VIII(A) and (C) is satisfied in all respects.

          E. The Selling Shareholders, including Peeples, shall have duly tendered all the Shares and stock powers as required by Subsection I(A) hereof, to Bush.

          F. Bush shall have received all of the Financial Statements required, as described in Subsection II(H) above, except for the audited Financial Statement for the year ended January 31, 1996, and Bush shall have received the financial statements of Cubic Components LLC.

          G. All actions to be taken by the Selling Shareholders, including Peeples, in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Bush and to Akerman, Senterfitt & Eidson, P.A., counsel to Bush, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

          H. Bush shall have received an opinion of Tuggle Duggins & Meschan, P.A., counsel for the Selling Shareholders, dated the Closing Date, in form and substance satisfactory to Bush and its counsel and to the effect that:

               1. ColorWorks and the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of North Carolina or their respective states of incorporation; and ColorWorks and the Subsidiaries have the corporate power to perform their respective obligations hereunder, to own their respective properties and to carry on their respective businesses as now being conducted.

               2. The Shares constitute all of the duly issued and outstanding shares of ColorWorks' capital stock, beneficially owned by the Selling Shareholders, and are fully paid and non-assessable.

               3. Each of the Selling Shareholders has the full power and authority to sell and deliver the Shares to Bush as provided in this Agreement;

               4. This Agreement has been duly executed and delivered by each of the Selling Shareholders, and is valid and enforceable against the Selling Shareholders in accordance with its terms; however, the validity, binding effect and enforceability of this Agreement may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations, or other laws affecting the enforcement of creditors' rights and remedies generally; or the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

          I. Bush shall have received an opinion of Womble Carlyle Sandredge & Rice, counsel for Peeples, dated the Closing Date, in form and substance satisfactory to Bush and its counsel and to the effect that:

               1. The Shares to be sold by Peeples hereunder are beneficially owned by Peeples and are fully paid and non-assessable;

               2. Peeples has the full power and authority to sell and deliver the Shares to Bush as provided in this Agreement;

               3. This Agreement has been duly executed and delivered by Jim Peeples, Anne Peeples, and the Peeples Family Trust, and is valid and enforceable against Peeples in accordance with its terms; however, the validity, binding effect and enforceability of this Agreement may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations, or other laws affecting the enforcement of creditors' rights and remedies generally; or the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

          J. Bush shall have received certified copies, reasonably satisfactory in form and substance to Bush of all such corporate documents of ColorWorks and/or the Subsidiaries as Bush shall reasonably require, including without limitation, the following:

               1. a good standing certificate of the Secretary of State of North Carolina certifying as of a recent date that ColorWorks is a corporation in good standing under the laws of the State of North Carolina;

               2. a certificate from the appropriate state corporate taxing agency certifying as of a recent date that ColorWorks is in good standing with such taxing agency and that it has paid all franchise and other taxes then due; and

               3. a good standing certificate from their respective states of incorporation, and a certificate from the appropriate state corporate taxing authority with respect to each of the Subsidiaries.

          K. In addition to the foregoing, at the Closing, the Selling Shareholders, including Peeples, shall deliver to Bush, among other things, certificates, duly endorsed, evidencing all of the issued and outstanding Shares beneficially owned by the Selling Shareholders, and the Shares to be sold hereunder by Peeples, certified resolutions of the Board of Directors of ColorWorks and the Subsidiaries authorizing any transactions contemplated herein which require Board approval, including cancellation of any shareholders agreement that ColorWorks and/or the Subsidiaries may be a party to, and such other certificates, instruments or papers as Bush may reasonably request, including resignations of the Officers and Directors of ColorWorks and of the Subsidiaries.

          L. Bush shall have, in its sole discretion, completed to its satisfaction its due diligence with respect to ColorWorks and the Subsidiaries and their respective businesses.

          M. Peeples shall have entered into an employment agreement with ColorWorks or Bush, mutually acceptable to Bush and to Peeples.

          N. The Selling Shareholders shall have entered into as of the Closing, confidentiality agreements with Bush and/or ColorWorks in the form attached hereto as Exhibit D.

          O. Cubic shall have entered into an extension of the licensing agreement with ColorWorks and/or its Subsidiaries on terms satisfactory to Bush, and which terms shall at a minimum provide for an extension of the licensing agreement for a minimum of ten (10) years; re-affirm the exclusivity of the licensing agreements in the Western Hemisphere including parts of Europe (exclusive of the rights of Spectrum with respect to the licensing of the Hydrographics Technology for automotive parts); and re-affirm the relationship by and between DiNippon and Cubic to ensure the uninterrupted supply of film, which film underlies the use of the Hydrographic Technology.

          P. Bush shall have received written approval from its primary lenders with respect to loaning funds to ColorWorks in order to enable ColorWorks to repay ColorWorks' primary lenders.

          Q. The environmental insurance policy, as described above, in form satisfactory to Bush and/or ColorWorks shall have been procured.

     IX.  Indemnification.
          ---------------

          A. Jim Peeples, Anne Peeples, the Peeples Family Trust and the Selling Shareholders, jointly and severally, hereby agree to indemnify and hold harmless Bush, their officers, directors, principal shareholders and their successors and assigns from and against and in respect of:

              1. any and all claims, losses, damages or deficiencies (including reasonable attorney's fees and court costs) resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of ColorWorks, its Subsidiaries, Peeples and the Selling Shareholders under this Agreement or any instrument or document delivered to Bush pursuant hereto;

              2. any and all liabilities or obligations, including assessments against or tax liabilities, of ColorWorks and the Subsidiaries existing as of and/or arising as of or prior to the date of the Closing, of any nature, whether accrued, absolute, contingent or otherwise, and whether asserted before or after the Closing, except as disclosed in this Agreement or the Exhibits hereto, including reasonable attorney's fees and court costs; and

              3. all liabilities or obligations of ColorWorks, the Subsidiaries, Peeples and/or the Selling Shareholders, existing as of the date of or accruing prior to the Closing, except as disclosed in this Agreement or the Exhibits hereto. Notwithstanding anything contained herein to the contrary, with respect to any existing litigation, including without limitation, the Stamford, Inc. and Connie Wright matters, and irrespective of disclosure in this Agreement and the Schedules and Exhibits hereto, the Selling Shareholders and/or Peeples shall not be relieved and/or released of any obligation to indemnify Bush, its officers, directors and/or principal shareholders and their successors and assigns, and such obligation to indemnify shall not terminate irrespective of any other provision contained hereinafter, provided, however, that the amount of such indemnification by the Selling Shareholders with respect to any existing litigation shall be subject to Sections IX.A.4. and IX.E. hereto. In addition, and notwithstanding anything contained herein to the contrary, with respect to any liability or obligation relating to environmental matters, including any clean-up, remediation or response work required in order to comply with applicable federal, state and/or local law and regulation with respect to contamination or pollution which occurred prior to Closing (and/or continuing subsequent to the Closing Date if the condition giving rise to such claims, damages, losses, clean-up and/or remediation costs existed prior to the Closing Date), all as more fully described in Section 1.F hereto, and irrespective of disclosure in this Agreement and the Schedules and Exhibits hereto, the Selling Shareholders and/or Peeples shall not be relieved and/or released of any obligation to indemnify Bush, its officers, directors and/or principal shareholders and their successors and assigns, provided said indemnification shall be diminished to the extent such costs, damages, losses, liabilities, claims and/or obligations are paid under and pursuant to the environmental insurance policy being procured by ColorWorks and/or Bush as described herein, and such obligation to indemnify shall not terminate irrespective of any other provision contained hereinafter, provided, however, that the amount of such indemnification by the Selling Shareholders with respect to such environmental matters shall be subject to Section IX.A.4. and IX.E. hereto, to the extent applicable, and provided further that the $25,000 basket hereunder shall not be applicable to said claims for indemnification. The parties hereto further acknowledge that ColorWorks has retained independent counsel to represent ColorWorks with respect to existing litigation in Pennsylvania, and the parties further agree that such counsel shall continue to represent ColorWorks with reference to such litigation. In addition, the parties agree that no settlement shall be entered into with respect to the current litigation without the mutual written consent of Peeples, ColorWorks and the Selling Shareholders, which consent shall not be unreasonably withheld. The parties further agree that any business decisions to be made with respect to such litigation shall be made with the unanimous approval of the Selling Shareholders, Peeples and ColorWorks. Notwithstanding anything contained herein to the contrary, for purposes hereunder the Selling Shareholders shall be deemed to have consented or agreed in the event such holders of a majority in interest of the ColorWorks shares of capital stock owned of record by the Selling Shareholders as of the date of this Agreement evidence their assent to any such action. In addition, and anything contained herein to the contrary notwithstanding, for purposes hereunder Peeples shall be deemed to have consented or agreed in the event the holders of a majority in interest of the ColorWorks shares of capital stock owned of record by Peeples, exclusive of the Shares being sold hereunder by Peeples, as of the date of this Agreement evidence their assent to any such action. In the event any party hereto does not evidence their consent or agreement to any action within fifteen (15) days, or such shorter period if any such consent is required to be obtained sooner to avoid any potential adverse consequences (provided such shorter period is specified in the following notice), after written notice of any such action, then such party shall have been deemed to have consented or agreed to any such action. No such consent or agreement shall be required hereunder with respect to any actions taken or performed in the normal course of representation by the then existing counsel representing ColorWorks with respect to such litigation. In the event unanimity cannot be reached among the parties, then the parties agree to follow any recommended advice by the attorneys representing ColorWorks in the existing litigation. The parties further agree to cooperate fully in the defense of such litigation and to promptly notify each other with respect to developments concerning the same. In addition, and notwithstanding anything contained herein to the contrary, subject to the $25,000 basket and Purchase Price ceiling limitations set forth in Section IX.E. and the other limitations set forth in Section IX.A.4. hereto, all expenses, costs and fees incurred by ColorWorks in connection with such litigation, including attorney fees and court costs, shall be promptly reimbursed to ColorWorks by Peeples and the Selling Shareholders.

              4. Notwithstanding anything contained herein to the contrary, the parties agree that in the event of any claim or claims for indemnification hereunder against the Selling Shareholders, the indemnification obligation of the Selling Shareholders shall not exceed 67.1% of the monetary amount of the damages for which Bush is entitled to indemnification hereunder with respect to said claim, that being the percentage of the Selling Shareholders' aggregate ownership interest in ColorWorks prior to the redemption of the capital stock of Joseph Bryan, Jr., described above; however, the 67.1% limitation shall not apply in the case of claims arising out of fraud committed by the Selling Shareholders, or fraud committed by ColorWorks or Peeples which was known by the Selling Shareholders or which should have been known by the Selling Shareholders. In accordance with Section IX.E., the aggregate indemnification obligation of the Selling Shareholders, (after multiplying the 67.1% by said claim, if that is applicable), shall not exceed the Purchase Price.

          B. Bush hereby agrees to indemnify and hold harmless the Selling Shareholders from and against and in respect of:

               1. any and all claims, losses, damages or deficiencies (including reasonable attorneys' fees and court costs) resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Bush under this Agreement or any instrument or document delivered to the Selling Shareholders pursuant hereto.

          C. If any claim is hereafter made against a party to this Agreement by a third party which if valid and satisfied would result in a right to indemnification under this Section (herein called the "Loss"), the party entitled to indemnity (the "Indemnified Party") shall promptly after receipt of such notice of a potential Loss give written notice to the party required to provide indemnity (the "Indemnifying Party") stating in reasonable detail the nature and amount of the claim and providing a copy of the complaint or other documents asserting the claim (the "claim notice"); provided, however, that no
                                                    --------  -------
delay on the part of the Indemnified Party in notifying any Indemnifying

Party shall relieve the Indemnifying Party of any obligation or liability hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. Within twenty (20) days after giving of the claim notice, the Indemnifying Party shall give written notice to the Indemnified Party as to whether it elects to contest such claim at its own expense; provided, however, during the interim the Indemnified Party shall take any action with respect to such claim which is necessary to protect against further damage or default, including, without limitation, the filing of an answer to any such complaint. If the Indemnifying Party does not undertake the defense of such claim, the Indemnified Party shall have the discretion to satisfy, compromise, arbitrate or otherwise deal with such claim as, in its good faith discretion, it deems appropriate. At the request of the Indemnifying Party, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim, provided that the Indemnifying Party has assumed the defense of such claim in accordance with the preceding sentence and that all reasonable costs of the Indemnified Party shall be reimbursed by the Indemnifying Party. The Indemnified Party shall have the right to offset any obligation of the Indemnified Party to the Indemnifying Party against any indemnity payable under this Section IX, provided that the obligations set forth in this Section IX(C) are materially complied with by the Indemnified Party. The Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for all of the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest). The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably). The Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement without the written consent of the Indemnified Party (not to be withheld unreasonably).

          If any claim for indemnification arises out of a claim by the Indemnified Party rather than a third party claim, it shall notify the Indemnifying Party of the nature and, to the extent feasible, of the amount of the loss suffered or that may be suffered (the "claim notice"). The Indemnifying Party shall have twenty (20) days from the Indemnified Party's claim notice to notify the Indemnified Party of the Indemnifying Party's objection to the nature or amount of the proposed claim for indemnification, specifying the ground for such objection. If no such notice of objection is timely given by the Indemnifying Party, the Indemnified Party shall be entitled to indemnification hereunder. If objection is timely given, the dispute may be resolved through litigation, arbitration, if all parties so agree, or by agreement of the Indemnified Party and the Indemnifying Party. The prevailing party in such litigation shall be indemnified by the other for its reasonable counsel fees, court costs and filing fees, however, in the event of arbitration, the arbitrator shall determine the allocation of such fees and costs. If the matter is resolved by agreement of the parties, the parties shall determine how their respective reasonably necessary legal fees and costs are borne.

          Notwithstanding anything contained herein to the contrary, in the event and to the extent any of the procedures herein relating to indemnification are inconsistent with the procedures set forth in the Escrow Agreement or Cash Escrow Agreement, entered into as of the same date herewith, the procedures set forth in said Escrow Agreements shall govern.

          D. Indemnification rights hereunder shall terminate upon the later of three (3) years from the Closing Date or the applicable statute of limitations period relative to any such claim.

          E. Except as otherwise required under the terms of this Agreement, the Selling Shareholders shall not be obligated to pay any amounts for indemnification until the aggregate amount of such claims exceeds $25,000, whereupon the Selling Shareholders shall be jointly and severally obligated to pay to Bush 67.1% of such claims in excess of $25,000 (or 100% of such excess claims based on fraud, as defined in Section IX.A.4.). The Selling Shareholders shall not be liable for any amounts for indemnification in excess of the Purchase Price. Bush shall not be liable to the Selling Shareholders for any amounts for indemnification until the aggregate amount of such claims exceeds $25,000. Bush shall not be liable for any amounts for indemnification in excess of that portion of the Purchase Price initially ascribed to the Bush Shares.

          F.   Escrow of Bush Shares.  Notwithstanding anything contained
               ---------------------
herein to the contrary, the parties hereto hereby agree that the Bush Shares to be issued as of the Closing Date, on a pro rata basis to the Selling Shareholders, and the Bush Shares to be issued to Peeples, shall be delivered to Tuggle Duggins & Meschan, P.A. (the "Escrow Agent"), in accordance with the terms and conditions of that certain escrow agreement which shall be entered into as of the Closing Date, a copy of which is attached hereto as Exhibit E, and incorporated herein by reference. All of said Bush Shares are to be held in escrow as security for any payments due to Bush by the Selling Shareholders, including Peeples, under the indemnification provisions of this Agreement including, without limitation, any claims or payments with respect to environmental matters, as provided below, and the escrow shall not be construed as a measure of any limitation of damages. The Bush Shares shall be released to the Selling Shareholders, including Peeples, in accordance with the terms and conditions of said escrow agreement.

          Ten percent of the initial escrow from each Selling Shareholder, including Peeples, shall be distributed to that Selling Shareholder, including Peeples, quarterly, commencing on the first anniversary of the Closing Date in accordance with this Section. Upon the first anniversary of the Closing Date and every ninety (90) days thereafter, the Escrow Agent shall release to each Selling Shareholder and Peeples, respectively, ten percent (10%) of the number of Bush Shares held and placed in escrow by said Selling Shareholder and Peeples, respectively, as of the Closing Date (as equitably adjusted for any stock split, stock dividend, or recapitalization since the Closing Date), provided there are no unsatisfied or unresolved claims for indemnification by the Selling Shareholders and/or Peeples, respectively, of which the Escrow Agent has received notice, and provided further only with respect to that portion of the Bush Shares held in escrow and ascribed to Peeples, there are no other unsatisfied or unresolved claims arising out of, pursuant to, and/or in accordance with, any other agreements by and between Bush and/or its affiliates and Peeples of which the Escrow Agent has received notice. If there is any unsatisfied or unresolved claim for indemnification of Bush, and/or its affiliates, against the Selling Shareholders and/or Peeples, as provided above, then the Escrow Agent shall not make the distributions described above, to the extent that the Escrow Agent, in its reasonable judgment based on the written notice it has received of the nature and amount of any such claim, believes such distribution would leave an insufficient amount in escrow to fully satisfy the unsatisfied or unresolved claims, but no Bush Shares of a Selling Shareholder (or cash substitute therefor) shall be retained for the sole purpose of satisfying a claim arising out of any other agreement between Bush and/or its affiliates and Peeples. Notwithstanding the foregoing, environmental claims shall only be made against and pursuant to the afore-described escrow in accordance with Section IX.J. below, and except and to the extent of any said claims made in accordance with said Section IX.J., claims made against and pursuant to the separate cash escrow, described herein, established by the parties hereto for environmental claims shall not constitute unsatisfied or unresolved claims against the Bush Share escrow established hereunder.

          The Escrow Agent shall make such determination as to the sufficiency of the Bush Shares and/or cash substitute in lieu thereof to remain in escrow, based upon the then value of the Bush Shares, which shall be valued based upon the average of the closing price of Class A Bush Common Stock, for the five (5) trading days immediately preceding the date of said anticipated distribution to the Selling Shareholders and/or Peeples from the Escrow Agent, as reported on the New York Stock Exchange, or if such shares of Bush Class A Common Stock are not so reported on the New York Stock Exchange, then on such exchange or inter-dealer quotation system where such shares are then so traded.

          Following the registration of the Bush Shares for the public resale thereof, as provided herein, upon request of a Selling Shareholder and/or Peeples to sell a specified number of Bush Shares, the Escrow Agent shall forward said amount of Bush Shares to be sold by the Selling Shareholder and/or Peeples to a broker-dealer, selected by the Selling Shareholder or Peeples, provided said broker-dealer agrees not to commingle the Bush Shares with another account of the Selling Shareholder or Peeples, or a third party. Said Bush Shares shall not, notwithstanding the foregoing, be disseminated to said broker-dealer if at the time of the request to sell the Bush Shares by a Selling Shareholder or Peeples, the Selling Shareholder or Peeples is unable to sell the same due to the inability of the Selling Shareholder or Peeples, to satisfy the current prospectus delivery requirement under the Securities Act of 1933, as amended. In the event any said Bush Shares are not sold by such broker-dealer within thirty (30) days after delivery of the same by the Escrow Agent to the broker-dealer, the Bush Shares shall be returned by the broker-dealer to the Escrow Agent. The broker-dealer shall agree not to release any of the Bush Shares or the proceeds received therefrom upon sale to any party other than to the Escrow Agent. As soon as practicable following the broker-dealer's receipt of any sale proceeds, less commissions, from the sale of the Bush Shares, the proceeds shall be disseminated to the Escrow Agent to be deposited in an interest-bearing account at a federally insured banking institution. Ten percent of the sale proceeds deposited, together with any cash substituted for Bush Shares, as provided below, with respect to a Selling Shareholder and/or Peeples shall be distributed every ninety (90) days to such Selling Shareholder and/or Peeples, respectively, commencing one year from the Closing Date, subject to the Escrow Agent's obligation to withhold distribution of amounts provided herein for unsatisfied or unresolved claims, as provided herein. Interest earned on the deposited sale proceeds, or the substituted cash and dividends on the Bush Shares shall be distributed every ninety (90) days to the Selling Shareholder and/or Peeples, respectively, commencing one year from the Closing Date, subject to the afore-described Escrow Agent's obligation to withhold distributions hereunder for unsatisfied or unresolved claims, as described herein.

          Notwithstanding the foregoing, any Selling Shareholder and/or Peeples may in lieu of having Bush Shares held in escrow, seek to substitute the cash equivalent thereof in escrow. In such event, a Selling Shareholder and/or Peeples must request in writing that the Escrow Agent release said Bush Shares from escrow in substitution for cash therefor. Said written notification, with a copy sent to Bush, shall specify the number of Bush Shares to be released from escrow and the cash consideration to be substituted therefor. For purposes hereof, the cash consideration to be substituted therefore per Bush Share shall be equal to the average of the closing price of shares of Class A Common Stock of Bush for the twenty (20) trading days immediately preceding the date of such notice, as reported on the New York Stock Exchange, or if such shares of Bush Class A Common Stock are not so reported on the New York Stock Exchange, then on such exchange or inter-dealer quotation system where such shares are then so traded. Such cash payment, by bank, certified or cashier's check shall accompany said notice. The Escrow Agent will then verify with Bush upon receipt of the same of the calculations that the appropriate amount of cash has been received. Said notice shall be irrevocable by the Selling Shareholder and/or Peeples, and provided the requisite cash payment is received and upon such date as any said checks clear, the Escrow Agent will release said requisite number of Bush Shares to the Selling Shareholder and/or Peeples. Any such cash so received will be placed by the Escrow Agent in a segregated interest bearing account at a federally insured banking institution, together with any proceeds received from any sale of Bush Shares as provided above, and said aggregate cash balance, exclusive of accrued interest, with respect to the Selling Shareholder and/or Peeples, who deposits the same, will be used to determine the 10% of the cash portion of the escrow to be released every ninety days from escrow, as described above. In addition, the parties hereto hereby agree and acknowledge that in lieu of selling any of the Bush Shares or providing a cash substitute as described herein, or in lieu of selling the Bush Shares on the open market or in privately negotiated transactions subsequent to the Bush Shares being released from escrow, upon the then mutual agreement of Bush and a party hereto, the Bush Shares may be redeemed by Bush upon such terms and conditions to be agreed upon by such party and Bush.

          Notwithstanding anything contained herein to the contrary, in the event any of the Bush Shares held in escrow are substituted for the cash equivalent thereof or sold for cash, as provided above, the number of Bush Shares to be released from escrow as provided above shall equal ten percent (10%) of the difference between (i) the Bush Shares initially placed in escrow as of the Closing Date and (ii) the total number of Bush Shares that were sold or substituted for cash as of or prior to the date of any such release.

          The parties agree that if acceptable to Bush, in its sole discretion, any Selling Shareholder and/or Peeples may substitute a letter of credit, in form and substance satisfactory to Bush for any Bush Shares or cash so escrowed.

          G. In the event that Bush contends that it is entitled to indemnification from the Selling Shareholders pursuant to the indemnification provisions of this Agreement, including, without limitation, any amounts relating to environmental matters, the Escrow Agent shall disburse Bush Shares and/or cash from the escrow account upon receipt of evidence of the amount of such damage or loss (reflecting the application of the $25,000 basket, if applicable, the 67.1% limitation, if applicable, and the Purchase Price ceiling), evidence that Bush gave the required notice to the Selling Shareholders of the loss and receipt by the Escrow Agent of an affidavit from Bush or written confirmation from the Selling Shareholders that no notice of objection was given by the Selling Shareholders to the payment or disbursement. If no notice of objection is received by Bush within fifteen (15) days from the date said notice is deemed to have been given hereunder, the parties hereto to which said notice was given shall be deemed not to have objected. If, however, notice of objection was given, the Escrow Agent shall retain the disputed portion in the escrow account until it receives written notice from Bush and the Selling Shareholders that the dispute has been resolved, or until entry of a final judgment in the matter by a court from which no further appeal can be taken or entry of a binding arbitration order from which no further appeal can be taken, and the Escrow Agent shall thereupon make distribution of the disputed amount in accordance with the signed agreement or order and with the provisions of this Agreement and the Escrow Agreement. Any notice from Bush to the Escrow Agent shall also be given by Bush to the Selling Shareholders. Notwithstanding anything contained herein to the contrary, in accordance with Section II.H. of the Stock Purchase Agreement, any required adjustment in the Purchase Price, as set forth therein, shall be released by the Escrow Agent to Bush upon notification thereof by Bush to the Escrow Agent, in proportion, to the extent possible, with respect to the Selling Shareholders on one hand and Peeples on the other, to the aggregate number of shares of capital stock of ColorWorks sold to Bush as of the Closing Date by the Selling Shareholders and by Peeples, respectively. To the extent possible, the Escrow Agent shall pay any indemnification obligation of the Selling Shareholders pro rata from the Selling Shareholders' escrowed assets based on their stock ownership in ColorWorks as of the date of this Agreement, or if any prior indemnification payment is not made pro rata, the Escrow Agent shall, if possible, adjust the escrow accounts subsequently so that the obligation is ultimately borne pro rata. If the Escrow Agent withholds distribution of any amounts from one or more distributions to the Selling Shareholders in order to provide sufficient assets for unsatisfied or unresolved claims, upon resolution and satisfaction of the claims (provided there remain no additional unsatisfied or unresolved claims which require continued retention of the withheld amount), any excess withheld amount that should have been distributed shall be promptly distributed by the Escrow Agent to the Selling Shareholders. In the event of any indemnification payments to be made under and in accordance with this Agreement by the Selling Shareholders, Bush hereby agrees that any claims made by Bush would first be made against the assets of the Selling Shareholders held in escrow, as described herein, with the exception of environmental claims which shall first be made against the insurer and the cash escrow referred to in Section IX.J. below.

          H. In the event that Bush and/or its affiliates contends that it is entitled to indemnification from Peeples pursuant to the indemnification provisions of this Agreement, including, without limitation, any amounts relating to environmental matters, or in the event that Peeples, jointly and/or severally, is obligated to Bush and/or its affiliates under any other agreement by and between Bush, its affiliates and Peeples, the Escrow Agent shall disburse Bush Shares and/or cash from the escrow account upon receipt of evidence of the amount, of such damages or loss in the case of this Agreement, or pursuant to the written consent of Bush and Peeples, with respect to any other agreement, evidence that Bush gave the required notice to Peeples of the loss pursuant to the terms of this Agreement, if applicable, and receipt by the Escrow Agent of an affidavit from Bush or written confirmation from Peeples that no notice or objection was given by Peeples to the payment or disbursement pursuant to the indemnification provisions of this Agreement or pursuant to the provisions of any other applicable agreement. If no notice of objection is received by Bush within fifteen (15) days from the date said notice is deemed to have been given hereunder, the parties hereto to which said notice was given shall be deemed not to have objected. If, however, notice of objection was given, the Escrow Agent shall retain the disputed portion in the Escrow Account until it receives written notice from Bush and Peeples that the dispute has been resolved, or until entry of a final judgment in the matter by a court from which no further appeal can be taken or entry of a binding arbitration order from which no further appeal can be taken, and the Escrow Agent shall thereupon make distribution of the disputed amount in accordance with the signed agreement or order and with the provisions of this Agreement and the Escrow Agreement. Any notice from Bush to the Escrow Agent shall also be given by Bush to Peeples. To the extent possible, the Escrow Agent shall pay any indemnification obligation of Peeples under this Agreement pro rata from Peeples' escrowed assets based upon the number of shares of capital stock of ColorWorks being sold by Jim Peeples, Anne Peeples and the Peeples Family Trust as of the date of this Agreement to Bush. If the Escrow Agent withholds distributions of any amounts from one or more distributions to Peeples in order to provide sufficient assets for unsatisfied or unresolved claims, upon resolution and satisfaction of the claims, (provided there remain no additional unsatisfied or unresolved claims) any excess withheld amount that should have been distributed shall be promptly distributed by the Escrow Agent to Peeples.

          I. The Selling Shareholders and Peeples hereby acknowledge and agree that the Escrowed Shares are being held in escrow to secure, in part, the indemnification provisions set forth herein. Accordingly, the Selling Shareholders and Peeples hereby agree, represent and warrant that they will not encumber, pledge, hypothecate or otherwise cause any lien or charge, of any nature whatsoever, to be placed on or against any of the Escrowed Shares (or cash substitute held by the Escrow Agent), by any person.

          J. The parties hereto hereby acknowledge that a cash escrow agreement is being entered into by and among the parties hereto, as of the date hereof, to fund, in part, any indemnification claims for or related to environmental matters, and that an insurance policy is also being acquired for that purpose, as described herein. The parties further agree and acknowledge that to the extent the cash escrow account, as maintained under said cash escrow agreement, and the insurance proceeds, if any, are insufficient to fund any indemnification relating to said environmental matters, then the Bush Shares (or cash substitute therefor), being maintained pursuant to the terms of the Escrow Agreement, may be used to satisfy any of such environmental claims, provided the terms of the this Agreement are satisfied. The parties acknowledge and agree that to the extent of any indemnification for environmental claims, such claims will be first satisfied using the afore-described insurance proceeds and the cash proceeds of the cash escrow account, described above, prior to the release or disbursement of any Bush Shares and/or the cash substitute therefor hereunder, unless any Selling Shareholder and/or Jim Peeples, Anne Peeples, the Peeples Family Trust and Bush agree otherwise. Claims for indemnification for environmental matters shall not be made against the escrow established and maintained under the Escrow Agreement, unless the afore-described insurance proceeds, if any, and the cash escrow, described above, are inadequate for that purpose in Bush's reasonable judgment.

          K. In the event of any release of Bush Shares pursuant to the terms of the Escrow Agreement pursuant to any claim under this Agreement or otherwise, as provided pursuant to the terms of the Escrow Agreement and/or this Agreement, the Bush Shares will be valued based upon the market price of the Class A Common Stock of Bush as of the close of business on the business day immediately preceding the date of release or disbursement of the Bush Shares. The market value shall be the closing price of the Class A Bush Common Stock, as reported on the New York Stock Exchange, or if such shares of Class A Bush Common Stock are not so reported on the New York Stock Exchange, then on such Exchange or inter-dealer quotation system where such shares are then traded. In the event the Bush Shares are not traded on the date immediately preceding the distribution of the Bush Shares hereunder, then the first date immediately preceding the date of distribution of the Bush Shares hereunder shall be the date as to which the market value of the shares shall be determined. The Selling Shareholders and Peeples hereby agree that they will not engage and/or effectuate, directly or indirectly, any public transaction involving the Class A Common Stock of Bush for at least the five (5) day trading days immediately preceding the release of any Bush Shares hereunder from escrow pursuant to any indemnification claim.

          L. The Selling Shareholders hereby authorize Tuggle Duggins & Meschan, P.A. to be their agent to deliver any and all notices by the Selling Shareholders to Bush pursuant to this Section IX. Peeples hereby authorize James
H. Peeples to be their agent to deliver any and all notices by Peeples to Bush pursuant to this Section IX. The Selling Shareholders and Peeples hereby represent and warrant that Bush may rely on any notice delivered pursuant to this Section IX from Tuggle Duggins & Meschan, P.A. and James H. Peeples, respectively, as their respective agents for and on behalf of all the Selling Shareholders and Peeples, respectively, and that any such notice so provided will be effective and binding upon all the Selling Shareholders and/or Peeples.

          M. The parties hereto hereby acknowledge and agree that in event the cash escrow provided for hereunder to fund any environmental matters (to the extent any insurance proceeds are insufficient), as described above, is insufficient to cover the cost of such clean-up, remediation or response matters, as described above, then the Bush Shares held in escrow (or any cash substitute therefore) shall be released by the Escrow Agent to Bush in accordance with the procedure set forth above to cover the cost of such clean-up, remediation or response. To the extent possible, the Escrow Agent shall pay any indemnification obligation of the Selling Shareholders and Peeples, including, without limitation, any costs relating to any environmental matters in the following aggregate proportion:
67.1% for the Selling Shareholders and 33.9% for Peeples.

     X.   Termination.
          -----------

          A.   Termination of Agreement.  The parties may terminate this
               ------------------------
Agreement as provided below:

               1. Bush and the Selling Shareholders and/or Peeples may terminate this Agreement by mutual written consent at any time prior to the Closing;

               2. Bush may terminate this Agreement by giving written notice to the Selling Shareholders and Peeples, at any time prior to the Closing in the event the Selling Shareholders and/or Peeples are in breach, and the Selling Shareholders and/or Peeples, may terminate this Agreement by giving written notice to Bush at any time prior to the Closing in the event Bush is in breach, of any material representation, warranty, or covenant contained in this Agreement in any material respect;

               3. Bush may terminate this Agreement by giving written notice to the Selling Shareholders and Peeples at any time prior to the Closing if the Closing shall not have occurred on or before the thirtieth day following the date of this Agreement by reason of the failure of any condition precedent under Section VIII hereof (unless the failure results primarily from Bush itself breaching any representation, warranty, or covenant contained in this Agreement); or

               4. The Sellers and/or Peeples, may terminate this Agreement by giving written notice to Bush at any time prior to the Closing if the Closing shall not have occurred on or before the thirtieth day following the date of this Agreement by reason of the failure of any condition precedent under Section VII hereof (unless the failure results primarily from the Selling Shareholders and/or Peeples, themselves breaching any representation, warranty, or covenant contained in this Agreement).

          B.   Effect of Termination.  If any party terminates this Agreement
               ---------------------
pursuant to Subsection X(A) above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach), other than the Confidentiality Agreements previously executed by Bush, Peeples, and the Selling Shareholders.

     XI.  Miscellaneous.
          -------------

          A.   Indulgences, Etc.  Neither the failure nor any delay on the part
               ----------------
of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          B.   Controlling Law.  This Agreement and all questions relating to
               ---------------
its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of North Carolina, without application to the principles of conflict of laws.

          C.   Notices.  All notices, requests, demands and other communications
               -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, one day following the day when deposited with an overnight courier service for overnight priority service, such as Federal Express, for delivery to the intended addressee or three days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

          If to Bush:              Mr. Lewis H. Aronson
                                   Vice President - Corporate
                                   Development
                                   Bush Industries, Inc.
                                   One Mason Drive
                                   Jamestown, New York 14702

          With a Copy to:          Alan H. Aronson, Esq.
                                   Akerman, Senterfitt & Eidson, P.A.
                                   One Southeast Third Avenue, 28th Floor
                                   Miami, Florida 33131

          If to the Selling        See Exhibit A.
          Shareholders:

          With a Copy to:          Barbara Ruby, Esq.
                                   Tuggle Duggins & Meschan, P.A.
                                   P.O. Box 2888
                                   228 West Market Street
                                   Greensboro, North Carolina 27401

          If to Peeples:           Mr. James H. Peeples
                                   3010 Executive Drive
                                   Greensboro, North Carolina

               Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

          D.   Binding Nature of Agreement; No Assignment.  This Agreement shall
               ------------------------------------------
be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights under this Agreement without the prior written consent of the other parties hereto.

          E.   Provisions Separable.  The provisions of this Agreement are
               --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforce able by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          F.   Section Headings.  The section headings in this Agreement are for
               ----------------
convenience only; they form no part of this Agreement and shall not affect its interpretation.

          G.   Gender, Etc.  Words used herein, regardless of the number and
               -----------
gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          H.   Exhibits and Schedules.  All Exhibits and Schedules attached
               ----------------------
hereto are hereby incorporated by reference into, and made a part of, this Agreement.

          I.   Number of Days.  In computing the number of days for purposes of
               --------------
this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however that if the final day of any time period falls on a
          --------  -------
Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

          J.   No Third-Party Beneficiaries.  This Agreement shall not confer
               ----------------------------
any rights or remedies upon any person other than the parties and their respective successors, heirs, personal representatives and permitted assigns.

          K.   Entire Agreement; Amendments.  This Agreement (including the
               ----------------------------
documents and exhibits referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof with the exception of the confidentiality provisions of the November 30, 1995 letter of intent. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

          L.   Construction.  The language used in this Agreement will be deemed
               ------------
to be the language chosen by the parties to express their mutual intent, and thereof strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. This Agreement shall be neither construed against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning of its content.

          M.   Litigation Costs.  The parties hereto further agree that in the
               ----------------
event of any litigation to enforce the terms and conditions of this Agreement, the successful party shall be awarded reasonable attorney's fees at all trial and appellate levels, costs and expenses.

          N.   Finders' Fees.  The parties hereto further agree that no third
               -------------
party acted as a finder or broker in connection with this Agreement and/or the transactions contemplated herein, and that no obligation is due any third party with respect thereto.

          O.   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

          P.   Shareholders' Agreements.  The parties hereto hereby acknowledge
               ------------------------
and agree that by execution of this Agreement they hereby agree that any and all existing shareholders' agreements with respects to the capital stock of ColorWorks will be automatically cancelled and terminated effective as of the Closing Date.

          Q.   Expenses.  The parties hereto hereby agree that each party shall
               --------
bear its own legal and accounting expenses incurred in the preparation of this Agreement and the consummation of the transactions hereunder, except ColorWorks shall bear the first $10,000 of the Selling Shareholders' said legal expenses upon receipt of billings reflecting the services rendered.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                        BUSH INDUSTRIES, INC.


                                        By: /s/ L. H. Aronson
                                            -----------------
                                        Name: L.H.Aronson
                                              -----------
                                        Title: Vice President
                                               --------------


                                        THE COLORWORKS, INC.


                                        By:/s/ James H. Peeples
                                           --------------------
                                        Name: James H. Peeples
                                              ----------------
                                        Title: President
                                               ---------


                                        /s/ James H. Peeples
                                        --------------------
                                        James H. Peeples


                                        /s/ Anne G. Peeples
                                        -------------------
                                        Anne G. Peeples



                                        The Peeples Family Trust


                                        By:/s/ James H. Peeples
                                           --------------------
                                           James H. Peeples, Trustee


                                        By:/s/ Anne G. Peeples
                                           -------------------
                                           Anne G. Peeples, Trustee


                                        /s/ Thomas R. Sloan
                                        -------------------
                                        Thomas R. Sloan


                                        /s/ Linda E. Sloan
                                        ------------------

                                        Linda E. Sloan


                                        /s/ Thomas R. Styers, III
                                        -------------------------
                                        Thomas R. Styers, III, as Trustee for
                                        Allison M. Sloan


                                        /s/ Carolyn S. Sloan
                                        --------------------
                                        Carolyn S. Sloan


                                        /s/ Tamara F. Sloan
                                        -------------------
                                        Tamara F. Sloan


                                        /s/ Arthur Bluethenthal
                                        -----------------------
                                        Arthur Bluethenthal


                                        /s/ Arthur Bluethenthal
                                        -----------------------
                                        Arthur Bluethenthal, as Trustee under
                                        voting trust agreement, dated
                                        February 15, 1995


                                        /s/ Joanne K. Bluethenthal
                                        --------------------------
                                        Joanne K. Bluethenthal


                                        /s/ Joseph Sherrill, Jr.
                                        ------------------------
                                        Joseph Sherrill, Jr.


                                        /s/ Deborah J. Bost
                                        -------------------
                                        Deborah J. Bost


                                        /s/ Paul R. Bleiberg
                                        --------------------
                                        Paul R. Bleiberg


                                        /s/ Judy Bleiberg
                                        -----------------
                                        Judy Bleiberg

                             EXHIBIT/SCHEDULE LIST
                             ---------------------



EXHIBIT/SCHEDULE              DESCRIPTION
- ----------------              -----------

A                             Schedule of Selling Shareholders

B                             Disclosure Schedule

C                             Financial Statements

D                             Confidentiality Agreement

E                             Stock Escrow Agreement

F                             Cash Disbursement

G                             Environmental Insurance Policy

H                             Cash Escrow Agreement